SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.    )

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PROQUEST COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of

Year 2004

Annual Meeting

and

Proxy Statement

ProQuest Company

300 N. Zeeb Road

Ann Arbor MI 48103

April 19, 2004

Dear Shareholder,

You are invited to attend the Annual Meeting of Shareholders of ProQuest Company (hereinafter referred to as “ProQuest” or the “Company”) to be held at 8:00 a.m. eastern time on Wednesday, May 26, 2004, at ProQuest Company, 300 N. Zeeb Road, Ann Arbor, Michigan.

The Annual Meeting will begin with voting for directors and amendments to the ProQuest Company Strategic Performance Plan and will continue with other business matters properly brought before the meeting, and will be followed by a summary of the Company’s 2003 performance and a question and answer period.

Whether or not you plan to attend, you can be sure your shares are represented at the meeting by promptly completing, signing, and dating the enclosed proxy card and returning it to us in the enclosed envelope. Or, as an alternative method, you may cast your vote via the Internet or by telephone.

Cordially,

James P. Roemer, Chairman of the Board

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Time	8:00 a.m. eastern time on Wednesday, May 26, 2004

Place	ProQuest Company 300 N. Zeeb Road, Ann Arbor, Michigan

Items of Business	(1) To elect nine members of the Board for the ensuing year; and

(2)    To approve amendments to ProQuest Company’s 2003 Strategic Performance Plan (the “Plan”) (i) to reserve an additional l,900,000 shares of common stock for issuance according to the Plan; (ii) to increase the maximum amount of shares that can be granted each year to any individual; and (iii) to modify the adjustment provision in the Plan; and

(3) To transact such other business as may properly come before the meeting or at any adjournment or postponement of the meeting.

Record Date	You can vote if you are a shareholder of record on March 31, 2004.

Financial Information	Our Form 10-K for the 2003 fiscal year is included in our Annual Report which is being mailed to you along with this Proxy Statement.

Proxy Voting	It is important that your shares be represented and voted at the meeting. Please vote your shares in one of these ways:

(1) Mark, sign, date and promptly return the enclosed proxy card in the envelope provided;

(2) Vote via the Internet at the website noted on your proxy card; or

(3) Use the toll-free telephone number shown on the proxy card.

You may revoke your proxy at any time before it is exercised by voting in person at the Annual Meeting, by submitting another proxy bearing a later date, or by notifying the Secretary of the Company in writing of your election to revoke it prior to the meeting. Unless you decide to vote your shares in person, you must revoke your prior proxy card in the same way you initially submitted it – that is, by Internet, telephone or mail. If your shares are held in “street name” through a broker, bank or other third party, you will receive instructions from that third party that you must follow in order for your shares to be voted.

If you plan to attend the meeting, please complete and return the advance registration form on the back page of this Notice of 2004 Annual Meeting and Proxy Statement.

Todd W. Buchardt, Secretary

April 19, 2004

QUESTIONS AND ANSWERS ABOUT VOTING

Q:	Who can vote?

A:	You can vote, if you were a shareholder at the close of business on the record date of March 31, 2004.

Q:	What am I voting on?

A:	You are voting on:

•	The election of nine directors for terms that expire in 2005. The Board of Directors’ nominees are: Alan W. Aldworth; David Bonderman; David G. Brown; Todd S. Nelson; William E. Oberndorf; Linda G. Roberts; James P. Roemer; Gary L. Roubos; and William J. White; and

•	To approve amendments to and grants under ProQuest Company’s 2003 Strategic Performance Plan (the “Plan”) (i) to reserve an additional l,900,000 shares of common stock for issuance according to the Plan; (ii) to increase the maximum amount of shares that can be granted each year to any individual; and (iii) to modify the adjustment provision in the Plan; and

•	Other business as may properly come before the meeting or at any adjournment or postponement of the meeting.

Q:	How will the proxies vote on any other business brought up at the meeting?

A:	By submitting your proxy card, you authorize the proxies to use their judgement to determine how to vote on any other matter brought before the Annual Meeting. The Company does not know of any other business to be considered at the Annual Meeting. The proxies authority to vote according to their judgement applies only to shares you own as the shareholder of record.

Q:	How do I cast my vote?

A:	You may vote your shares in any one of these ways:

•	Mark, sign, date, and promptly return the proxy card in the envelope provided;

•	Vote via the Internet at the website noted on your proxy card, if applicable; or

•	Use the toll-free telephone number shown on the proxy card.

Q:	How does the Board recommend I vote on the proposals?

A:	The Board recommends you vote “for” each of the items on the proxy card.

Q:	Can I revoke my proxy card?

A:	You may revoke your proxy card by:

•	Submitting a new proxy card before the Annual Meeting bearing a later date;

•	Giving written notice before the Annual Meeting to the Secretary of the Company, stating that you are revoking your proxy card; or

•	Attending the Annual Meeting and voting your shares in person.

Unless you decide to vote your shares in person, you must revoke your prior proxy card in the same way you initially submitted it–that is, by Internet, telephone, or mail.

Q:	Who will count the votes?

A:	EquiServe Trust Company, N.A.

Q:	What shares are included on my proxy card?

A:	Your proxy card represents all shares registered to your account with the same social security number and address.

Q:	How many votes can I cast?

A:	On each matter voted upon, you are entitled to one vote per share.

Q:	What is a “quorum”?

A:	A quorum is the number of shares that must be present to have the annual meeting. The quorum requirement for the Annual Meeting is a majority of the outstanding shares, present in person or represented by proxy. If you submit a valid proxy card or attend the Annual Meeting, your shares will be counted to determine whether there is a quorum.

Q:	How many votes will it take to elect the director nominees?

A:	The Directors are elected by a plurality of the votes cast by the shares present in person or by proxy at the Annual Meeting and entitled to vote.

Q:	How many votes will it take to approve the amendments to the ProQuest Company’s Strategic Performance Plan?

A:	Approval of the amendments to ProQuest Company’s Strategic Performance Plan requires the approval of a majority of shares present in person or by proxy at the Annual Meeting and entitled to vote on each proposal.

GENERAL INFORMATION FOR SHAREHOLDERS

CORPORATE GOVERNANCE.

Our business is managed by the Company’s employees under the direction and oversight of the Board of Directors. Except for Messrs. Roemer and Aldworth, none of the Board members are employees of the Company. The Board limits membership of the Audit Committee, Compensation and Nominating and Governance Committee to independent non-employee Directors as determined by the New York Stock Exchange Listing Standards. We keep Board members informed of our business through discussions with management, materials we provide to them, visits to our offices and their participation in Board meetings and Board committee meetings.

The Board of Directors has adopted Corporate Governance Principles which, along with the charters of the Board Committees and the Company’s Code of Conduct, provide the framework for the governance of the Company. A complete copy of the Company’s governance principles, the charters of the Board Committees and the Code of Conduct may be found on the Company’s Investor Relations website at www.proquestcompany.com. The charters for each of the committees are also attached as Appendix A to this Proxy Statement.

The following is a summary of the Company’s Corporate Governance Principles:

•	A significant majority of the Board of Directors shall consist of independent, non-management directors who meet the criteria for independence required by the New York Stock Exchange.

•	A director is independent if he or she does not have a material relationship with the Company.

•	The following relationships will be considered material:

•	If a Company director is an executive officer of another company which does business with the Company and the annual revenues derived from that business exceed 2% of either company’s total revenues.

•	If a Company director is a director, officer or trustee of a charitable organization and the Company’s annual charitable contributions to the organization (exclusive of gift-match payments) are greater than 2% of the organization’s total annual charitable receipts.

•	If a Company director is a partner of or of counsel to a law firm that performs substantial legal services to the Company on a regular basis.

•	If a Company director is a partner, officer or employee of an investment bank or consulting firm that performs substantial services to the Company on a regular basis.

•	A director will not be considered independent if, within the last three years (i) the director or an immediate family member was employed by the Company or a subsidiary as an officer, (ii) the director or an immediate family member was employed by the Company’s auditor as partner or manager, or (iii) an executive officer of the Company serves on the compensation committee of another company that employs the director or an immediate family member of the director as an officer. In addition, members of the Audit Committee will meet the independence and experience requirements set forth in the Sarbanes-Oxley Act of 2002, and other laws, regulations and rules.

The Board of Directors has determined that as of March 3, 2004, Ms. Roberts and Messrs. Bonderman, Brown, Nelson, Oberndorf, Roubos and White are independent under the requirements of the New York Stock Exchange.

Directors should be persons who have achieved prominence in their field and who possess significant experience in areas of importance to the Company, such as general management, finance, marketing, technology, law, international business or public sector activities.

Directors should possess integrity, independence, energy, forthrightness, analytical skills and commitment to devote the necessary time and attention to the Company’s affairs. Directors should possess a willingness to challenge and stimulate management and the ability to work as part of a team in an environment of trust.

The Board will schedule executive sessions of non-management directors each year. Generally, these sessions will occur at each Board meeting. The Board met in executive session at each of the 2003 meetings. Mr. Oberndorf has been appointed as the lead Director for these meetings.

The Company has established several means for shareholders or others to communicate their concerns to the Board of Directors. If the concern relates to the Company’s financial statements, accounting practices or internal controls, the concern should be submitted in writing to the Chairman of the Audit Committee in care of the Company’s Secretary at the Company’s headquarters address. If the concern relates to the Company’s governance practices, business ethics or corporate conduct, the concern may be submitted in writing to the Chairman of the Nominating and Governance Committee in care of the Company’s Secretary at the Company’s headquarters address. In addition, shareholders or others may also communicate with the Board via email as described on the Company’s website (www.proquestcompany.com).

The Company’s “whistleblower” policy prohibits the Company or any of its employees from retaliating or taking any adverse action against anyone for raising a concern. If a shareholder or employee nonetheless prefers to raise his or her concern in a confidential or anonymous manner, the concern may be directed to the Office of the Secretary at the Company’s headquarters. The Secretary will refer the concern to the appropriate independent director.

The Board of Directors presently consists of nine members. There are currently no vacancies on the Board.

The Board held four meetings during 2003. Except for Mr. Bonderman who attended all but two meetings, the average attendance by Directors at these meetings was greater than 75%. The Board has an Audit Committee, a Compensation Committee and a Nominating and Governance Committee.

The Board of Directors encourages all of its members to attend the Annual Meeting of Shareholders. In May 2003, seven of the eight director nominees were present at the Annual Meeting of Shareholders.

Audit Committee.    The Audit Committee’s primary responsibilities are:

•	to be directly responsible for the appointment, compensation and oversight of the Company’s independent auditors;

•	to oversee the evaluation of the Company’s systems of internal accounting controls;

•	to review the Company’s financial reporting (including its Proxy Statement and 10-K) and the accounting standards and principles followed;

•	to provide direct oversight of the Company’s internal audit function;

•	to pre-approve all audit and non-audit services by the Company’s independent auditors;

•	to establish procedures for receipt of anonymous tips and concerns regarding internal accounting controls, accounting and audit matters;

•	to perform an annual evaluation of the Audit Committee; and

•	to ensure audit partner rotation.

The Audit Committee met thirteen times during 2003. Messrs. Roubos (Chairman), Oberndorf and Brown were members of the Audit Committee in 2003. All members attended at least 90% of the Committee meetings they were scheduled to attend. Effective April 4, 2004, Mr. White replaced Mr. Oberndorf as a member of the Audit Committee. The Audit Committee operates under a formal written charter, which has been approved by the Board and is attached hereto as Appendix A. All of the members of the Audit Committee are independent under New York Stock Exchange listing standards and the rules of the Securities and Exchange Commission. The Board determined each of the members of the Audit Committee qualifies as an Audit Committee financial expert as defined under the rules and regulations of the Securities and Exchange Commission.

Compensation Committee.    The Compensation Committee’s responsibilities are:

•	to monitor the Company’s management resources, structure, succession planning, development and selection process and the performance of key executives;

•	to administer ProQuest Company’s Strategic Performance Plan and the Management Incentive Bonus Plan; and

•	to review and approve executive compensation.

This Committee met two times during 2003. Messrs. Oberndorf (Chairman), Bonderman, and Roubos are members of the Compensation Committee. Except for Mr. Bonderman, the members attended all meetings in 2003. The Compensation Committee operates under a formal written charter, a copy of which is attached as Appendix A. All members of the Compensation Committee are independent under the New York Stock Exchange listing standards.

Nominating and Governance Committee.    The Nominating and Governance Committee’s responsibilities are:

•	to identify and recommend candidates for membership on the Board;

•	to review the size, composition and compensation of the Board;

•	to develop an evaluation process for the Board; and

•	to develop and recommend corporate governance guidelines.

This Committee met two times during 2003. Messrs. Brown (Chairman), Oberndorf and Roubos are members of the Committee. Except for Mr. Oberndorf, who attended 75% of the meetings scheduled, the members attended all meetings in 2003. The Nominating and Governance Committee operates under a formal written charter, a copy of which is attached as Appendix A. The Charter will be reviewed periodically by the Board. All of the members of the Nominating and Governance Committee are independent under the New York Stock Exchange listing standards.

The Nominating and Corporate Governance Committee will consider board nominees recommended by shareholders. Those recommendations should be sent to the Chair of the Nominating and Governance Committee, care of the Corporate Secretary of ProQuest Company, 300 N. Zeeb Road, Ann Arbor, MI 48103. In order for a shareholder to nominate a candidate for director, under the Company’s Bylaws, timely notice of the nomination must be given in writing to the Secretary of the Company. To be timely, such notice must be received at the principal executive offices of the Company not less than ninety days prior to the meeting of shareholders. Notice of a nomination must include your name, address and number of shares you own; the name, age, business address, residence address and principal occupation of the nominee; and the number of shares beneficially owned by the nominee. It must also include the information that would be required to be disclosed in the solicitation of proxies for election of directors under the federal securities laws, as well as whether the individual can understand basic financial statements and the candidate’s other board memberships (if any). You must submit the nominee’s consent to be elected and to serve. The Nominating and Governance Committee may require any nominee to furnish any other information, within reason, that may be needed to determine the eligibility of the nominee. As provided in its Charter, the Nominating and Governance Committee will follow procedures which the Committee deems reasonable and appropriate in the identification of candidates for election to the board and evaluating the background and qualifications of those candidates. Those processes include consideration of nominees suggested by an outside search firm, by incumbent board members and by shareholders. The Committee will seek candidates having experience and abilities relevant to serving as a director of the Company and who represent the best interests of shareholders as a whole and not any specific interest group or constituency.

The Committee will consider a candidate’s qualifications and background, including, but not limited to responsibility for operating a public company or a division of a public company, international business experience, a candidate’s technical background or professional qualifications and other public company boards on which the candidate is a director. The Committee will also consider whether the candidate would be “independent” for purposes of the New York Stock Exchange and the rules and regulations of the Securities and Exchange Commission. The Committee may from time to time engage the service of a professional search firm to identify and evaluate potential nominees.

Compensation of Directors.    All of the non-employee Directors receive the following compensation:

•	each Director receives an annual cash retainer of $50,000;

•	a one-time grant of restricted stock equal to $75,000, subject to a three year restriction period, upon a member’s initial election;

•	an annual stock option grant valued at $25,000;

•	a fee of $2,000 in cash is paid to each Director for each Board meeting attended;

•	each Director serving on the Audit Committee receives an annual cash committee meeting fee of $15,000 and the Chairman of the Audit Committee receives an additional cash fee of $10,000;

•	each Director serving on the Compensation and the Nominating and Governance Committees receives an annual cash committee meeting fee of $6,000 and the Chairman of each of the Compensation Committee and Nominating and Governance Committee receives an additional cash fee of $6,000;

•	Directors are also reimbursed travel expenses for their attendance at these meetings.

The annual stock option grant is made under the ProQuest Company Strategic Performance Plan. Each Director receives an annual stock option grant made as of the last day of trading of ProQuest’s Common Stock in the second fiscal quarter (June 27, 2003). The stock option grant permits a non-employee Director to purchase shares of ProQuest’s Common Stock at an exercise price not less than the market value of the Common stock on the date the option is granted. The number of shares that may be purchased is equal to $25,000 divided by the fair market value of an option of one share of Common stock. For these purposes, the value of an option is determined by using the Black-Scholes option-pricing model. In 2003, each Director received an option grant of 1,937 shares of the Company’s Common Stock at an exercise price of $26.72 per share. No initial grants of restricted stock were issued in 2003. However, Ms. Roberts and Mr. Nelson each received 2,547 shares of restricted Common Stock effective January 4, 2004, the first day of fiscal 2004. These shares of restricted Common Stock were determined by dividing $75,000 by the market value of the Common Stock on the trading day immediately prior to January 4, 2004.

Employee Directors receive no additional compensation for being members of the Board of Directors. Employee Directors are reimbursed for any travel expenses incurred for their attendance at these meetings.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

The philosophy of the Compensation Committee is to:

•	align executive compensation with shareholder interests;

•	ensure that compensation is at a level that enables the Company to attract and retain high quality talent; and

•	provide significant rewards for achievement of business objectives and growth in shareholder value.

The Company’s compensation program for executive officers currently consists of the following key elements:

•	base salary;

•	annual bonuses;

•	stock option grants; and

•	long term incentive programs.

Each element of the program has a somewhat different purpose. Salary and annual bonuses are made to compensate ongoing performance and achievement of business objectives through the year based upon established targets and goals. Stock option grants and long term incentive plans are designed to provide strong incentives for creation of long term shareholder value and continued retention of executive officers and other key employees of the Company.

In determining the overall level and form of executive compensation to be paid or awarded in 2003, the Committee considered, among other things, continued increases in the Company’s sales and productivity in a period of rapid change and intensified competition; and the compensation practices and performances of other major corporations which are most likely to compete with the Company for the services of its executive officers.

BASES FOR CHIEF EXECUTIVE OFFICER COMPENSATION

In January 2003, Mr. Aldworth was elected Chief Executive Officer of the Company. During 2003, Mr. Aldworth received total cash payments of $618,942 salary and $529,783 in bonuses as shown in the Summary Compensation Table on page 9. In determining Mr. Aldworth’s 2003 compensation, the Compensation Committee focused on his ability to enhance the long-term value of the Company. During his tenure with ProQuest, Mr. Aldworth has been a leader in the revitalization of the Company and its transformation into a provider of technological solutions within a number of market segments. Mr. Aldworth has also been instrumental in improving the capital and debt structure of the Company. Mr. Aldworth’s total compensation is based on both ProQuest’s recent performance and his contributions to the overall long-term strategy and financial strength of the Company.

Mr. Roemer was Chief Executive Officer of the Company for a portion of fiscal 2003. At the beginning of fiscal year 2001 (dated December 31, 2000) the Compensation Committee implemented a three year arrangement with Mr. Roemer to provide long term incentive benefits based upon appreciation of the ProQuest stock price. This arrangement continued through December 31, 2003 and is comprised of the following two elements:

•	a grant of 406,250 shares of ProQuest stock under the 1995 Employee Stock Option Plan; and

•	an incentive compensation arrangement that provides for a mirror cash payment based upon the stock price appreciation of ProQuest stock. This element contains 406,250 stock units.

Due to the increase in the Company’s stock price since December 31, 2000, all of the options have vested and 100% of the performance percentage of the mirror cash payment has been achieved. The stock option exercise price is equal to the fair market value of the stock on the date of the grant, $16.50 per share. Fifty percent of the options became exercisable on or after December 31, 2003, seventy five percent may be exercised on or after December 31, 2004 and 100% may be exercised on or after December 31, 2005. Under the mirror cash element of Mr. Roemer’s incentive compensation arrangement a payment equal to $2,260,938 was earned on December 31, 2003. Said payment was credited to the Company’s Executive Deferred Compensation Plan on or before March 31, 2004 in an account under Mr. Roemer’s name.

As a Director of Bigchalk, Mr. Roemer was granted an option to purchase shares of Bigchalk. Mr. Roemer exercised this option and purchased 105,833 shares of Bigchalk, 87,500 of which were granted to Mr. Roemer by the Company. On December 30, 2002, the Company acquired the remaining ownership interest in Bigchalk. As a common shareholder, Mr. Roemer was entitled to receive $.0001 per common share of Bigchalk.

DEDUCTIBILITY OF COMPENSATION IN EXCESS OF $1,000,000 PER YEAR

Internal Revenue Code Section 162(m), in general, precludes a public corporation from claiming a tax deduction for compensation in excess of $1,000,000 in any taxable year for any executive officer named in the summary Compensation table in such corporation’s proxy statement. Certain performance-based compensation is exempt from this tax deduction limitation. The Compensation Committee’s policy is to structure executive compensation in order to maximize the amount of the Company’s tax deduction. However, the Compensation Committee reserves the right to deviate from that policy to the extent it is deemed necessary to serve the best interests of the Company.

*****

The foregoing report on executive compensation is provided by the following members of the Compensation Committee during 2003:

William E. Oberndorf (Chairman), David Bonderman and Gary L. Roubos.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Messrs. Oberndorf, Bonderman, and Roubos are the members of the Compensation Committee. No member of the Compensation Committee is an officer of the Company. No member of the Compensation Committee served as a director or member of the Compensation Committee of another entity, one of whose executive officers served as a director or member of the Compensation Committee of the Company.

COMPENSATION AND STOCK OWNERSHIP INFORMATION

SUMMARY COMPENSATION TABLE

The following table sets forth the compensation paid by the Company or a subsidiary of the Company to the Chief Executive Officer and each of the other four most highly compensated executive officers of the Company at the end of fiscal 2003 for fiscal years 2003, 2002 and 2001:

							LONG TERM COMPENSATION
			ANNUAL COMPENSATION				AWARDS	PAYOUTS
Name and Principal Position	Fiscal Year		Salary ($)	Bonus (2) ($)	Other Annual Compensation ($)		Securities Underlying Options/SARs (3) (#)	LTIP Payouts (4) ($)	All Other Compensation ($)
James P. Roemer Chairman of the Board, ProQuest Company	2003 2002 2001	(1)	675,002 675,002 674,146	577,766 323,022 630,327	21,085 521,967 2,515,495	(11) (11) (11)	0 0 406,250	0 0 42,000	14,206 11,551 8,562	(5) (5) (5)

Alan W. Aldworth President and Chief Executive Officer, ProQuest Company	2003 2002 2001	(1)	618,942 398,077 311,532	529,783 134,470 205,611	24,178 51,726 314,306	(11) (11) (11)	146,022 80,000 66,000	0 0 0	120,923 96,996 57,008	(6) (6) (6)

Ronald D. Klausner(12) President of ProQuest Information and Learning	2003 2002 2001		336,231	327,779	287,237	(11)	100,000	0	56,435	(7)

Andrew H. Wyszkowski(12) President of ProQuest Business Solutions	2003 2002 2001		283,654 211,432 177,091	171,384 33,744 82,312	18,498 2,030 79,878	(11) (11) (11)	35,000 23,000 12,000	0 0 0	53,610 6,000 0	(8) (8) (8)

Alfred A. De Seta(12) President K-12, ProQuest Information and Learning	2003 2002 2001		264,616	95,262	230,261	(11)	40,000	0	45,692	(9)

Todd W. Buchardt General Counsel, ProQuest Company	2003 2002 2001		267,600 257,308 238,001	134,736 72,432 130,901	30,310 37,215 561,782	(11) (11) (11)	19,700 22,000 18,000	0 0 13,200	64,890 63,551 54,773	(10) (10) (10)

LTIP = long-term incentive plan

(1)	For the 2002 fiscal year Mr. Roemer was the Chief Executive Officer of the Company. On January 9, 2003, Mr. Roemer resigned from the position of Chief Executive Officer of the Company and Mr. Aldworth has been promoted to Chief Executive Officer.
(2)	Consists of amounts awarded under the Company’s Management Incentive Bonus Plan (the “MIB”). The MIB provides a financial incentive for key management employees to focus their efforts on, and achieve, annual financial targets. Payments under the MIB for fiscal 2003 were made in March 2004.
(3)	Unless otherwise noted, amounts reflected in this column are for grants of stock options under the Company’s 1995 Stock Option Plan or 2003 Strategic Performance Plan. No Stock Appreciation Rights (“SAR’s”) have been used by the Company.
(4)	The Company’s Long Term Incentive Program (the “LTIP”) was discontinued during fiscal 2000. The Company’s LTIP 2 program, which encompassed fiscal years 1999-2001, was frozen. Amounts earned under LTIP 2 were based on fiscal 1999 operating performance to target. Payments for amounts earned under LTIP 2 reflected in the table for fiscal 2001 were made in March 2002.

(5)	For fiscal 2003, 2002, 2001 includes $8,000, $5,100 and $5,100, respectively, in contributions to the ProQuest Profit Sharing Retirement Plan (“PSRP”); $6,206, $6,451, $3,462, respectively for imputed life insurance.

(6)	For fiscal 2003, 2002, 2001 includes $6,000, $5,100, $5,100, respectively, in contributions to the PSRP; for fiscal 2003 and 2002, includes $1,911 and $1,343 for imputed life insurance respectively; for fiscal 2003, 2002 and 2001 includes $113,012, $90,553 and $51,818 respectively, in contributions to the Supplemental Executive Retirement Plan (“SERP”).

(7)	For fiscal 2003 includes $6,000 in contributions to the PSRP; and $50,435 in contributions to SERP.

(8)	For fiscal 2003 and 2002 includes $6,000 and $6,000 in contributions to the PSRP respectively; and in fiscal 2003 $47,610 in contributions to SERP.

(9)	For fiscal 2003 includes $6,000 in contributions to the PSRP; and $39,692 in contributions to SERP.

(10)	For fiscal 2003, 2002, and 2001, includes $6,000, $5,100 and $5,100 respectively, in contributions to the PSRP; for fiscal 2002 includes $220 for imputed life insurance; for fiscal 2003, 2002, and 2001 includes $58,890, $58,231, and $49,673, respectively, in contributions to SERP.

(11)	Amounts reported in column “Other Annual Compensation” reflect certain compensation elements which, prior to 2001, had been reported in the column “All Other Compensation”. For Mr. Roemer, in fiscal 2003 this includes $21,085 in auto allowance and miscellaneous benefits. For Mr. Aldworth, in fiscal 2003 this includes $24,178 in auto allowance and miscellaneous benefits. For Mr. Klausner, in fiscal 2003 this includes $225,000 new hire signing bonus, $53,049 in relocation expenses and $9,688 in auto allowance and miscellaneous benefits. For Mr. Wyszkowski, in fiscal 2003 this includes $18,498 in auto allowance and miscellaneous benefits. For Mr. De Seta, in fiscal 2003 this includes $213,478 in relocation expenses and $16,783 in auto allowance and miscellaneous benefits. For Mr. Buchardt, in fiscal 2003 this includes $164 special award and $30,146 in auto allowance and miscellaneous benefits.

For Mr. Roemer, in fiscal 2002 this includes $500,000 paid as directed by the Board as compensation for the divestiture of the Company’s Imaging Division (see report on “Executive Compensation” section) and $21,967 in auto allowance and miscellaneous benefits. For Mr. Aldworth, in fiscal 2002 this includes $32,283 as a bonus for purchase of Company stock and $19,443 in auto allowance and miscellaneous benefits. For Mr. Wyszkowski, in fiscal 2002 this includes $2,030 in miscellaneous benefits. For Mr. Buchardt, in fiscal 2002 this includes $18,848 as a bonus for successfully completing the Company offering and $18,367 in auto allowance and miscellaneous benefits.

For Mr. Roemer, in fiscal 2001 this includes $2,500,000 paid as directed by the Board as compensation for the divestiture of the Company’s Imaging Division and $15,495 in relocation expenses. For Mr. Aldworth, in fiscal 2001 this includes $200,000 as a relocation bonus, $89,500 in relocation expenses, and $24,806 as a bonus for purchase of the Company stock. For Mr. Wyszkowski, in fiscal 2001 this includes $74,700 in relocation expenses and $5,178 in miscellaneous benefits. For Mr. Buchardt, in fiscal 2001 this includes $125,000 as a relocation bonus, $250,000 as a retention bonus, $63,710 in relocation expenses, $20,533 in special bonuses relating to business divestitures; $77,869 adjustment to a loan for the purchase of ProQuest stock; $24,670 in auto allowance and miscellaneous benefits.

(12)	In February 2003, Mr. DeSeta was appointed as President K-12, of ProQuest Information and Learning. Mr. Klausner was appointed President of ProQuest Information and Learning in March 2003. In April 2003, Mr. Wyszkowski was promoted to President of ProQuest Business Solutions.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table lists information concerning the stockholders known by the Company to beneficially own more than five percent of the Company’s Common stock as of March 31, 2004, except as noted in the footnotes below.

Name and Address of Beneficial Owner	Number of Shares	Percent
Tweedy Browne Company LLC(1) 350 Park Avenue New York NY 10022	4,054,962	14%

William E. Oberndorf(3,4) SPO Partners & Co. 591 Redwood Highway Suite 3215 Mill Valley, CA 94941	3,522,389	12%

SPO Advisory Corp.(5) 591 Redwood Highway Suite 3215 Mill Valley, CA 94941	3,072,500	11%

Keystone Inc.(2) 3100 Texas Commerce Tower 201 Main Street Fort Worth, TX 76102	2,612,999	9%

Reich & Tang Asset Management, LLC(6) 600 Fifth Avenue New York, NY 10020	1,842,000	6%

Fiduciary Management, Inc(7) 225 E. Mason Street Milwaukee, WI 53202	1,570,909	5%

(1)	Pursuant to Tweedy Browne Company LLC’s Schedule 13G (Amendment No. 3) dated January 15, 2004.
(2)	Pursuant to Keystone, Inc.’s Schedule 13G (Amendment No. 4) dated February 4, 2003.
(3)	Pursuant to a Form 4 dated December 31, 2003, Mr. Oberndorf, through his relationships with SPO Partners II, L.P., SPO Advisory Partners, L.P., SPO Advisory Corp. and SF Advisory Partners, L.P., may be deemed to share investment and voting control with respect to 3,072,500 shares.
(4)	Includes 449,889 shares that Mr. Oberndorf may be deemed to beneficially own through his control of family trusts and through his ownership of options to purchase 13,041 shares that are currently exercisable, pursuant to a Form 4 dated December 31, 2003.
(5)	As general partner of SF Advisory Partners, L.P., SPO Partners II, L.P. and SPO Advisory Partners L.P., SPO Advisory Corp. may be deemed to share investment and voting control with respect to these shares. Messrs. William Oberndorf, John Scully and William Patterson are the three controlling persons of SPO Advisory Corp.
(6)	Pursuant to Reich & Tang Asset Management, LLC’s Schedule 13G (Amendment No. 3) dated February 11, 2004.
(7)	Pursuant to Fiduciary Management, Inc.’s Schedule 13G dated February 5, 2004.

OWNERSHIP INFORMATION OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information with respect to the beneficial ownership of ProQuest Common stock, as of March 31, 2004 of the Company’s Directors, the executive officers listed in the “Summary Compensation” table above, and the directors and executive officers as a group.

Directors and Executive Officers:	Number of Shares	Percent
William E. Oberndorf(1,2)	3,522,389	12%
David Bonderman(4,5)	368,852	1%
James P. Roemer(3)	321,025	1%
Alan W. Aldworth(3)	211,432	*
Todd W. Buchardt(3)	89,747	*
William J. White(6)	45,294	*
Andrew H. Wyszkowski(3)	33,999	*
Ronald D. Klausner(3)	34,288	*
Gary L. Roubos(5)	17,003	*
David G. Brown(7)	15,299	*
Alfred A. DeSeta(3)	13,333	*
Todd S. Nelson	2,547	*
Linda G. Roberts	2,547	*

All directors and executive officers as a Group (13 Persons)	4,677,755	16%

*	less than 1%.
(1)	Mr. Oberndorf through relationships with SPO Advisory Corp., SPO Advisory Partners, L.P. and SF Advisory Partners, L.P., may be deemed to share investment and voting control with respect to 3,072,500 shares.
(2)	Includes 449,889 shares that Mr. Oberndorf may be deemed to beneficially own through his control of family trusts and includes 13,041 shares granted under the Company’s stock option plans which are currently exercisable.
(3)	Includes 254,000; 164,334; 83,232; 33,999; 33,333; and 13,333 option shares for Messrs. Roemer; Aldworth; Buchardt; Wyszkowski; Klausner; and De Seta respectively, granted under the Company’s stock option plans, which are currently exercisable.
(4)	Includes 41,233 shares owned by Bonderman Family Limited Partnership which Mr. Bonderman may be deemed to beneficially own.
(5)	Includes 13,041 option shares granted under the Company’s stock option plans which are currently exercisable.
(6)	Includes 5,000 shares held in a trust of which Mr. White’s spouse is the beneficial owner, and 8,716 option shares granted under the Company’s stock option plans which are currently exercisable.
(7)	Includes 11,891 shares granted under the Company’s stock option plans which are currently exercisable.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires that certain of the Company’s directors, executive officers and 10% shareholders (“Insiders”) file with the Securities & Exchange Commission (SEC) and the New York Stock Exchange reports disclosing their beneficial ownership and any changes in ownership of the Company’s common stock. Based upon review of such reports it has received and based upon written representations that no other reports were required, the Company is not aware of any instances of noncompliance or late compliance with 16(a) filing requirements during the year ended December 31, 2003, except due to administrative errors, the late reporting of a gift of 1,800 shares of Company stock by Mr. White. The gift of shares by Mr. White has been reported.

II.	OPTION GRANTS IN LAST FISCAL YEAR (1)

	Individual Grants						Potential Realizable Value of Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
Name	Number of Securities Underlying Options Granted (2) (#)		Percent of Total Options Granted to Employees in Fiscal Year		Exercise or Base Price ($/Sh)	Expiration Date	5% ($)	10% ($)
James P. Roemer	0		0.00%		0.00		0	0
Alan W. Aldworth	113,000 15,744 17,278	(4) (5) (5)	17.06 2.38 2.61	% % %	18.31 27.00 28.44	03/05/09 10/17/10 12/10/13	1,301,202 267,336 309,030	3,297,501 677,481 783,143
Ronald D. Klausner	100,000	(4)	15.10%		21.15	04/10/09	1,330,112	3,370,765
Andrew H. Wyszkowski	35,000		5.28%		18.31	03/05/09	403,027	1,021,350
Alfred A. De Seta	40,000	(4)	6.04%		18.31	03/05/09	460,602	1,167,257
Todd W. Buchardt	19,700	(4)	2.97%		18.31	03/05/09	226,847	574,874

(1)	ProQuest has never granted stock appreciation rights under ProQuest’s Long-term Incentive Plan.
(2)	This column represents the number of options granted to each named executive officer in 2003. These options have a six year term and become exercisable annually in 33.33% increments, beginning on the first anniversary date. The exercise price is equal to the fair market value of the shares covered by each option on the date each option was granted.
(3)	Amounts in these columns represent the potential value which a holder of the option may realize at the end of the option’s term assuming the annual rates of growth specified in the columns before payment of federal or state taxes associated with the exercises. The value of the options has not been discounted to reflect present values. These amounts are not intended to forecast possible future appreciation, if any, of ProQuest’s stock price.
(4)	These options contain a replacement option feature. When the option’s exercise price is paid (or, in the case of a non-qualified stock option, when the option’s exercise price or the withholding taxes resulting on exerices of that option are paid) with shares of ProQuest’s common stock, a replacement option is granted for the number of share used to make that payment. The replacement option has an exercise price equal to the fair market value of ProQuest’s common stock on the date the replacement option is granted, is exercisable in full six months after the date of grant, and has a term expiring on the expiration date of the orginal options.
(5)	In fiscal 2003, Mr. Aldworth recived these options by exercising the replacement option feature from previous grants.

III.	OPTION EXERCISE AND FISCAL YEAR-END VALUE TABLE

	Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values(1)
	Shares Acquired on Exercise (#)	Value Realized ($)(3)	Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-the-Money Options at Fiscal Year-End(2)
			(#) Exercisable	(#) Unexercisable	($) Exercisable	($) Unexercisable
Name
James P. Roemer	250,000	265,776	254,000	406,250	0	5,147,188
Alan W. Aldworth	43,468	363,180	86,667	203,613	34,164	1,239,793
Ronald D. Klausner	0	0	0	100,000	0	802,000
Andrew H. Wyszkowski	0	0	15,666	54,337	88,160	440,413
Alfred A. De Seta	0	0	0	40,000	0	177,919
Todd W. Buchardt	25,000	123,656	58,533	45,167	225,540	251,262

(1)	ProQuest has never granted stock appreciation rights under ProQuest’s Long-term Incentive Plan.
(2)	Value is calculated as of January 2, 2004, the last trading day of fiscal 2003, and is equal to the number of shares of common stock multiplied by the closing price of a share of ProQuest’s common stock, $29.17.
(3)	Value is calculated based upon the difference between the per-share option exercise price and the market value of a share of ProQuest’s common stock on the date of exercise, multiplied by the applicable number of shares.

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of securities to be issued upon exercise of outstanding options and rights	Weighted-average exercise price of outstanding options and rights	Number of securities remaining available for future issuance under equity compensation plans
	(in thousands)		(in thousands)
Equity compensation plans approved by security holders	2,450	$25.12	1,000
Equity compensation plans not approved by security holders	—	—	—

Total	2,450	$25.12	1,000

(a)	The number of securities and weighted average exercise price in the foregoing table are as of January 2, 2004. As of April 2, 2004, the total of the columns were 2,450, $25.51, and 947 respectively.
(b)	The Company is currently seeking an amendment to increase the number of shares available for future grants or awards by 1,900,000 shares pursuant to Proposal No. 2 of this Proxy Statement.

SUPPLEMENTAL RETIREMENT PLAN

The ProQuest Company Supplemental Retirement Plan (“SRP”) was amended effective December 31, 2000, to prohibit the entry of any new participants, and to restrict current participants from earning any additional credited service under the plan after December 31, 2000, except for Mr. Roemer and certain other named executives who had accrued benefits under the plan. As of the end of the 2003 fiscal year, Mr. Roemer is the only active participant continuing to accrue a benefit under the SRP.

The SRP provides certain officers and employees with additional pension benefits upon retirement to supplement social security and the benefits provided under the ProQuest Company Profit Sharing Retirement Plan (“PSRP”) and the ProQuest Company Replacement Benefit Plan (“RBP”). The SRP provides for lifetime monthly pension payments which generally equal: (i) a percentage of the participant’s average monthly compensation during the highest paid four years of the participant’s last six years of employment (the actual percentage is determined by length of service, but cannot exceed 50%) less; (ii) the sum of the monthly amounts which are attributable to the Company’s contribution payable under the PSRP and RBP and as primary social security benefits. If a participant is involuntarily terminated other than “for cause” and has been a plan participant for at least five years or he voluntarily terminates his employment and has been an employee for at least ten years and a plan participant for at least five years, he will be entitled to deferred SRP payments calculated as if his termination date were his retirement date. The estimated credited years of service at the end of fiscal 2003 for Mr. Roemer is 12 years. The Company estimates that the annual SRP benefit which have accrued through the end of fiscal 2003 and would be payable upon retirement at age 60 to Mr. Roemer is $309,000.

A new Supplemental Executive Retirement Plan (“SERP”) was established, effective January 1, 2001 which provides for annual contributions to be made to selected participant’s recordkeeping accounts within a “Rabbi” Trust arrangement. As of December 31, 2003, the deferral account of each eligible participant is credited with employer contributions in an amount equal to 15% of the sum of the participant’s salary and management bonus for that year. These employer contributions (and investment gains and losses attributable to them) are subject to a vesting schedule as provided below.

The vested amount will be the amount payable to the participant, and the remainder of the participant’s SERP account shall be forfeited. As of the end of the 2003 plan year, Mr. Aldworth was credited with a contribution of $113,011 (50% of which was vested); Mr. Buchardt was credited with a contribution of $58,890 (100% of which was vested); Mr. Wyszkowski was credited with a contribution of $47,610 (50% of which was vested); Mr. Klausner was credited with a contribution of $50,435 (0% of which was vested); and Mr. DeSeta was credited with a contribution of $39,692 (0% of which was vested).

RELATED PARTY TRANSACTIONS

Previously, the Company made loans to certain key employees in connection with their purchases of the Company’s Common Stock. Pursuant to the terms of such loans, the shares acquired are pledged as security. Commencing 2003, Mr. Buchardt was the only executive officer with an outstanding loan ($127,000). Mr. Buchardt made payments upon the loan during 2003 and the loan was paid in full by Mr. Buchardt on November 14, 2003. The loan payoff included the principal amount of such loan and all accrued interest. As of the end of 2003, no executive officer had any loan with the Company.

In January 2000, the Company’s subsidiary bigchalk.com, inc. (“Bigchalk”) raised venture capital financing of $55,000,000 which reduced the Company’s ownership interest to approximately 45% (“Series A Financing”). In February 2001 Bigchalk again raised additional venture capital of approximately $43,300,000 (“Series B Financing”). One of the venture capital firms providing such financing was Core Learning Group, LLC, who contributed $20,000,000 in the Series A Financing in exchange for approximately 13% of Bigchalk and $7,194,000 in the Series B Financing in exchange for approximately 13% of Bigchalk. Messrs. Oberndorf, a director and beneficial owner of 9.3% of the Common Stock of ProQuest Company, and Scully, a director and beneficial owner of 8.7% of the outstanding Common Stock of ProQuest Company, own a majority interest in Core Learning Group, LLC. In addition, Mr. Oberndorf contributed $2,500,000 for approximately 2% of Bigchalk.

On December 30, 2002, the first business day of fiscal 2003, ProQuest Information and Learning Company (“PQIL”), a wholly owned subsidiary of ProQuest Company, completed its acquisition of Bigchalk. In the acquisition, all of the outstanding Series A Preferred Stock and Series B Preferred Stock of Bigchalk received in the aggregate $55,375,000 less any consideration paid to the holders of common stock of Bigchalk, subject to certain adjustments. Each share of common stock of Bigchalk received $0.0001 per share. The purchase price was determined through arms length negotiations between the parties. The purchase price was funded from existing working capital of ProQuest Company.

Prior to the acquisition, PQIL owned approximately 38% of the equity of Bigchalk on a fully diluted basis (4,950,495 shares of Series B Preferred Stock and 10,632,303 shares of Common stock of Bigchalk). In addition, immediately prior to the acquisition, James Roemer, the Chairman of ProQuest Company, Alan Aldworth, the Chief Executive Officer of the Company, and Todd Buchardt, the Senior Vice President and General Counsel of the Company, served as directors of Bigchalk. Messrs. Roemer and Buchardt owned common stock of Bigchalk. William Oberndorf, also served as director of Bigchalk; and, Messrs. Oberndorf and Scully beneficially owned (through their ownership of Core Learning Group, LLC) 3,010,000 shares of Series A Preferred Stock and 2,374,587 shares of Series B Preferred Stock of Bigchalk immediately prior to the acquisition. Core Learning Group LLC received $14,760,971 for its shares in Bigchalk, and Mr. Oberndorf received an additional $1,305,587 for shares that he owned of Bigchalk stock apart from the shares held by Core Learning Group, LLC. Due to PQIL’s interest in Bigchalk, the Board of Directors of Bigchalk formed an independent special committee comprised of disinterested directors to evaluate the acquisition.

COMPENSATION ARRANGEMENTS

In 2001, the Company and Mr. Roemer entered into an Incentive Compensation Agreement. The terms of the Incentive Compensation Agreement are contained in the Bases for Chief Executive Officer Compensation Section above.

PERFORMANCE GRAPH: FISCAL 2003

Comparison of 56-Month Cumulative Total Return Among ProQuest,

Composite Group and S&P 500

The following graph compares the cumulative total return of the Company’s Common Stock as compared with the S&P 500 Stock Index and the S&P Publishing Index. (“Composite Group”).

The graph assumes a $100 investment made on January 1, 1999 and the reinvestment of all dividends, as follows:

	Dollar Value of $100 Investment at
	January 1, 1999	December 31, 1999	January 29, 2000	December 28, 2001	December 27, 2002	January 2, 2004
ProQuest	$100.00	$84.13	$43.64	$90.10	$51.83	$77.14
Composite Group	$100.00	$132.27	$116.98	$120.29	$123.40	$146.12
S&P 500	$100.00	$119.53	$107.41	$94.45	$71.21	$90.18

AUDIT COMMITTEE REPORT

The responsibilities of the Audit Committee, which are set forth in the Audit Committee Charter, include providing oversight to the Company’s financial reporting process through periodic meetings with the Company’s independent accountants and management to review accounting, auditing, internal controls and financial reporting matters. The Audit Committee is also responsible for the appointment, compensation and oversight of the Company’s independent auditors. The management of the Company is responsible for the preparation and integrity of the financial reporting information and related systems of internal controls. The Audit Committee, in carrying out its role, relies on the Company’s senior management, including senior financial management, and its independent accountants.

We have reviewed and discussed with senior management the Company’s audited financial statements included in the 2003 Annual Report to Shareholders. Management has confirmed to us that such financial statements (i) have been prepared with integrity and objectivity and are the responsibility of management and, (ii) have been prepared in conformity with accounting principles generally accepted in the United States of America.

We have discussed with KPMG LLP, our independent accountants, the matters required to be discussed by Statement of Auditing Standards (“SAS”) No. 61, “Communications with Audit Committee.” SAS No. 61 requires our independent accountants to provide us with additional information regarding the scope and results of their audit of the Company’s financial statements, including with respect to (i) their responsibility under auditing standards generally accepted in the United States of America, (ii) significant accounting policies, (iii) management judgments and estimates, (iv) any significant audit adjustments, (v) any disagreements with management, and (vi) any difficulties encountered in performing the audit.

We have received from KPMG LLP a letter providing the disclosures required by Independence Standards Board Standard No. 1 “Independence Discussions with Audit Committees” with respect to any relationships between KPMG LLP and the Company that in their professional judgement may reasonably be thought to bear on independence. KPMG LLP has discussed its independence with us, and has confirmed in such letter that, in its professional judgement, it is independent of the Company within the meaning of the federal securities laws.

Based on the review and discussions described above with respect to the Company’s audited financial statements included in the Company’s 2003 Annual Report to Shareholders, we have recommended to the Board of Directors that such financial statements be included in the Company’s Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

As specified in the Audit Committee Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with accounting principles generally accepted in the United States of America. That is the responsibility of management and the Company’s independent accountants. In giving our recommendation to the Board of Directors, we have relied on (i) management’s representation that such financial statements have been prepared with integrity and objectivity and in conformity with accounting principals generally accepted in the United States of America, and (ii) the report of the Company’s independent accountants with respect to such financial statements.

Audit Committee

Gary L. Roubos (Chairman)
David G. Brown
William E. Oberndorf

INDEPENDENT ACCOUNTANTS

The Company’s certified public accountants for fiscal 2003 were KPMG LLP and that firm has been selected as the Company’s accountants for fiscal 2004. Such accounting firm is expected to have a representative at the Annual Meeting of Shareholders and will be available to respond to appropriate questions at that time and have an opportunity to make a statement if they desire to do so.

Audit Fees.

The following table presents fees for professional audit services rendered by KPMG LLP for the audit of the Company’s annual financial statements for fiscal years 2003 and 2002 and fees billed for other services rendered by KPMG LLP.

	2003	2002
Audit fees	$637,800	$637,728
Audit related fees(1)	$53,000	$17,000

Audit and audit related fees	$690,800	$654,728
Tax fees(2)	$145,651	$64,380
All other fees	$9,439	$0

Total fees	$845,940	$719,108

(1)	Audit related fees consisted principally of fees for audits of financial statements of employee benefit plans, business acquisitions and divestitures assistance, and accounting consultations and related services.
(2)	Tax fees consisted of fees for tax consultation and tax compliance services.

Pre-approval of Services by the External Auditor.

The Audit Committee has adopted a policy for pre-approval of audit and permitted non-audit services by the Company’s external auditor. The Audit Committee will consider annually and, if appropriate, approve the provision of audit services by its external auditor and consider and, if appropriate, pre-approve the provision of certain defined audit and non-audit services. The Audit Committee will also consider on a case-by-case basis and, if appropriate, approve specific engagements that are not otherwise pre-approved. The Audit Committee pre-approved all audit, audit related and permitted non-audit services by the Company’s external auditors in 2003.

Any proposed engagement that does not fit within the definition of a pre-approved service may be presented to the Audit Committee for consideration at its next regular meeting or, if earlier consideration is required, to the Audit Committee or one or more of its members. The member or members to whom such authority is delegated shall report any specific approval of services at its next regular meeting. The Audit Committee will regularly review summary reports detailing all services being provided to the Company by its external auditor.

Financial Information Systems Design and Implementation Fees.

There were no fees billed by the Company’s independent accountants for financial information systems design and implementation services.

The Audit Committee has advised the Company that it has determined that the non-audit services rendered by the Company’s independent accountants during the Company’s most recent fiscal year are compatible with maintaining the independence of such accountants.

PROPOSAL 1. ELECTION OF DIRECTORS

INFORMATION ABOUT THE NOMINEES FOR DIRECTOR

The names of the persons who have been nominated by the Board for election as Directors at the Annual Meeting are set forth below. There are no other nominees. All nominees have consented to serve as Directors if elected.

If any nominee becomes unable to serve as a Director, the proxies will be voted by the proxy holders for a substitute person nominated by the Board, and authority to do so is included in the Proxy. The term of office of each nominee who is elected extends until the Annual Meeting of Shareholders in 2005 and until his or her successor is elected and qualified.

James P. Roemer, 56, has been Chairman of the Board since January 1998 and has been a Director of the Company since February 1995. From January 2002 to January, 2003, Mr. Roemer also served as our Chief Executive Officer. From February 1997 to January 2003, he served as President and Chief Executive Officer of the Company. From February 1995 to February 1997 he served as President and Chief Operating Officer of the Company. Prior to that, he served as President and Chief Executive Officer of ProQuest Information and Learning Company from January 1994 to June 1995. Mr. Roemer joined ProQuest as Vice President and Bell & Howell Publishing Services Company as President and Chief Operating Officer in October 1991 and was promoted to President and Chief Executive Officer of Bell & Howell Publishing Services Company in September 1993. Prior to joining ProQuest, Mr. Roemer was President of the Michie Group, Mead Data Central from December 1989 to October 1991. From January 1982 to December 1989 he was Vice President and General Manager of Lexis, an on-line information service. From April 1981 to December 1982 he served as acting President of Mead Data Central. Mr. Roemer is also a director of Advent Software.

Alan Aldworth, 49, has been President and Chief Executive Officer of the Company since January 2003. In January 2002, he was elected President and Chief Operating Officer of ProQuest. Mr. Aldworth joined ProQuest as Vice President and Chief Financial Officer in October 2000. Prior to joining ProQuest, he spent 18 years at Tribune Company where he held a variety of senior financial management and general management positions, the most recent of which was as the General Manager of Tribune Education Company.

David Bonderman, 61, has been a Director of the Company since December 1987. He is the founding Partner of Texas Pacific Group (a private investment company) and has been the Managing General Partner since December 1992. He is also a Director of the following public companies: Co-Star Group, Inc.; Continental Airlines, Inc.; Ducati Motor Holding S.p.A.; Gemplus International, SA; Seagate Technology; and Ryanair Holdings plc.

David G. Brown, 47, has been a Director of the Company since January 1994. He has been the Managing Partner of Oak Hill Venture Partners since August 1999 and a Principal in Arbor Investors LLC since August 1995, Chief Financial Officer of Keystone, Inc. from September 1998 to February 2000, and a Vice President of Keystone, Inc. since August 1993. Prior to joining Keystone, Mr. Brown was a Vice President in the Corporate Finance Department of Salomon Brothers Inc. from August 1985 to July 1993. He is a Director of eGain Communications, Lattice Communications, Lightning Finance, MarketTools, Perfect Commerce, Sandial Networks, Sitara Networks and WOW Networks.

Todd S. Nelson, 44, has been a director since January 4, 2004. He has been Chief Executive Officer of Apollo Group, Inc. since August 2001 and President since February 1998. Mr. Nelson joined Apollo Group in 1987 as Director of University of Phoenix’s Utah campus, became Executive Vice President of the University of Phoenix in 1989, and became Vice President of Apollo Group, Inc. in 1994. Prior to joining Apollo Group, he was General Manager, from 1985 to 1987, at Amembal and Isom, a management training company. From 1984 to 1985, Mr. Nelson was General Manager of Vickers & Company, a diversified holding company. From 1983 to 1984, he was a marketing director at Summa Corporation, a recreations properties company, as well as a faculty member at the University of Nevada at Las Vegas. Mr. Nelson is a director of Apollo Group, Inc.

William E. Oberndorf, 50, has been a Director of the Company since July 1988. He has served as Managing Director of SPO Partners & Co. since March 1991. He is also a director of Rosewood Hotels and Resorts and a board member emeritus of Plum Creek Timber Company.

Linda G. Roberts, 62, has been a director since January 4, 2004. Since leaving government in January 2001, Roberts has served as advisor, consultant, and board director in various organizations, including state and local governments, foundations, non-profit organizations, corporations and start-up companies. Prior to that, Dr. Roberts directed the U.S. Department of Education’s Office of Educational Technology from its inception in September 1993 to January 2001, and served as the Secretary of Education’s Special Advisor on Technology. From 1984 to 1993, she led the research on educational technology at the Congressional Office of Technology Assessment. Dr. Roberts also served as an advisor to the Children’s Television Workshop during the development of “Sesame Street” and “The Electric Company.” From 1981 to 1984, she served the U.S. Department of Education in the Office of Libraries and Learning Technologies and the Office of Educational Research and Improvement. Dr. Roberts is a Senior Advisor to Carnegie Learning, Inc., Classroom Connect, Apple Computer and several leading technology companies. She is a Trustee of the Board of the Sesame Workshop, and a Trustee of the Education Development Corporation. Dr. Roberts is also a director of Wireless Generation and Carnegie Learning, Inc.

Gary L. Roubos, 67, has been a Director of the Company since February 1994. He was Chairman of the Board of Dover Corporation from August 1989 to May 1998 and was President from May 1977 to May 1993. He is also a Director of Dover Corporation and Omnicom Group, Inc.

William J. White, 64, has been a Director of the Company since February 1990 and was Chairman of the Board from February 1990 to January 1998. He served as Chief Executive Officer of the Company from February 1990 to February 1997 and was President of the Company from February 1990 to February 1995. Since January 1998 he has been a Professor of Industrial Engineering and Management Science at Northwestern University. He is also a Director of Packaging Dynamics Corporation and Reader’s Digest Association, Inc.

Shareholders are being requested at the Meeting to elect the nine nominees to serve as members of the Board for the ensuing year. The Board recommends a vote “FOR” approval of the Proposal.

PROPOSAL 2. APPROVAL OF AMENDMENTS TO AND GRANTS UNDER THE 2003 PROQUEST STRATEGIC PERFORMANCE PLAN

The 2003 ProQuest Strategic Performance Plan (the “Plan”) was approved by the Board of Directors in March 2003 and approved by the stockholders in May 2003. The purpose of the Plan is to increase stockholder value and maintain an entrepreneurial spirit within the Company by providing significant capital accumulation opportunities to the Company’s officers and other key employees.

Proposed Amendments for Stockholder Approval.

On March 5, 2004, the Board of Directors approved, subject to stockholder approval, an amendment to the Plan adding 1,900,000 shares to the share reserve and increasing the number of stock options that may be granted to a participant in a single calendar year from 500,000 to 1,200,000. When the Plan was initially approved in May 2003, no additional shares of Common Stock were reserved for issuance beyond what was then available under the Company’s 1995 Stock Plan and the ProQuest Company Non-Employee Director Plan. On February 4, 2004, the Compensation Committee of the Board of Directors (the “Committee”) granted options to acquire 2,329,500 shares of ProQuest Common Stock, subject to stockholder approval (the “Stock Options”). On March 5, 2004, the Board of Directors approved an amendment to the Plan providing the Committee additional flexibility to adjust outstanding awards for extraordinary corporate transactions consistent with established accounting principles subject to stockholder approval. Proposal 2 seeks stockholder approval of these amendments and the grant of the Stock Options.

The Board of Directors believes that these amendments and the grant of the Stock Options are desirable to provide a long term incentive to its senior executive officers and to align management with shareholder interests. The Compensation Committee retained an independent third party compensation consultant to assist in the creation of the long term incentive program. The Committee considered a number of factors including market conditions, competitive compensation and others in the creation of the long term incentive program. Objectives for granting the Stock Options are to focus executives on value creation based on stock price performance and to facilitate long-term stock ownership. If the Company achieves an 8% CAGR (defined below) during the applicable periods, then the Stock Options will vest according to the chart set forth below. This 8% CAGR in the Company’s stock price and accelerated vesting will result in the executive’s total compensation being approximately in the fiftieth percentile range for executives in similar positions and responsibilities according to information provided by the consultant. If the CAGR in the Company’s stock price is 10% or more during the applicable periods, which equals a 25% improvement over the long term average, then the total compensation for the executives will be approximately in the seventy-fifth percentile range for similarly situated executives according to information provided by the consultant. If the CAGR in the Company’s stock price is 15% or more during the applicable periods, then the total compensation for the executives will be approximately in the ninetieth percentile range for similarly situated executives according to information provided by the consultant.

The material terms of the Stock Options to senior executive officers and the proposed amendments being submitted for approval are summarized below. This summary is qualified in its entirety by reference to the complete text of the Plan, which is attached as Appendix B.

Shares Available.

As of March 31, 2004, there were 969,100 shares of Common Stock available for future grants under the Plan. This amount does not reflect the Stock Options granted by the Board in February 2004 and any shares granted but which are forfeited after March 31, 2004 under the Plan, the 1995 Stock Plan and the ProQuest Company Non-Employee Director Plan. If shares under a grant are not issued or transferred, those shares will again be available for inclusion in future grants. The proposed additional 1,900,000 shares to the Plan’s share reserve represent 6.7% of the outstanding shares of Common Stock as of March 31, 2004. The closing price of the Common Stock on the New York Stock Exchange on March 31, 2004 was $29.17 per share.

Administration and Eligibility.

The Plan is administered by the Committee, which is comprised of non-employee directors. The Committee establishes the terms and conditions of awards granted under the Plan, subject to certain limitations in the Plan. All employees and directors of the Company or its subsidiaries may participate in the Plan. The selection of eligible participants is within the discretion of the Committee. Since the adoption of the Plan in May 2003, approximately 40% of the stock options granted have been issued to executive officers (not including the Stock Options granted by the Board in February 2004 which are being submitted for stockholder approval at the Annual Meeting), 4% have been issued to non-management Directors, with the remaining 56% being issued to other employees.

Types of Awards.

The Plan permits the Committee to grant stock options, stock appreciation rights, restricted stock, performance stock, performance units, annual management incentive awards and other stock or cash awards in accordance with the terms of the Plan. The Company intends to use the proposed additional 1,900,000 shares to cover a portion of the shares necessary for the Stock Options.

The Plan requires that the option price shall not be less than the fair market value of Common Stock on the date of grant. Generally, the fair market value shall be the closing price of the Common Stock on the New York Stock Exchange. Payment for shares purchased upon exercise of a stock option must be made in full at the time of purchase. Stock options may be exercised in cash, by the transfer to the Company of shares owned by the Participant for at least six months on the date of transfer (or certification of such ownership) or in such other manner as may be authorized by the Committee.

Participant Limit on Benefits.

The Plan currently provides that no participant may receive in any calendar year stock options relating to more than 500,000 shares. The proposed amendment would increase this individual grant limit to 1,200,000. This amendment is required to allow for the Stock Option grant to Alan Aldworth discussed below.

Long Term Incentive Stock Option Grants Subject to Stockholder Approval.

On February 4, 2004, the Committee granted 2,329,500 nonqualified stock options under the Plan with an exercise price of $30.97 to the six members of the Company’s senior executive team identified in the table below. These Stock Options are hereby being submitted for stockholder approval. These Stock Options reflect the estimated number of stock options that would have been granted over the next five years to these executives. No reload option provision is provided as part of these grants. None of these six executives is planned to receive any additional stock options under the Plan for the next five years unless an executive takes on a substantial change in duties and responsibilities after the grant. These Stock Options are intended to serve as a long term incentive consistent with the Board’s desire to deliver sustainable stockholder value.

These Stock Options will vest if the Company achieves stock price targets beginning after February 4, 2005 based on the compound annual growth rate of the Common Stock price (“CAGR”), as measured from $29.11, the average stock price during the fourth quarter of fiscal 2003. The stock price targets and performance goals have been selected to minimize the impact of daily stock price volatility and to incent executive performance throughout the performance cycle. If the CAGR is 8% or more before April 1, 2007, a total of 1,100,500 shares will be vested. If the CAGR is 8% or more before April 1, 2008, a total of 1,300,000 shares will be vested. If the CAGR is 8% or more before April 1, 2009 a total of 1,495,000 shares will be vested. If the CAGR is 10% or more before April 1, 2009, a total of 2,329,500 shares will be vested. A stock price target is attained if the rolling average of the Common Stock’s fair market value for ninety consecutive trading days is at least equal to the stock price target.

In addition, a stock price target is attained if the per share value of the proceeds received by stockholders upon a Change in Control of the Company under Section 7(b) or 7(c) of the Plan (or the price per share to acquire control described in Section 7(a)(i) of the Plan, provided the option holder’s employment is subsequently terminated without cause by the Company or by the option holder for good reason) is at least equal to the stock price target. If none of the stock price targets are achieved, an optionholder will forfeit all Stock Options upon terminating employment with the Company and its subsidiaries before February 4, 2011. The Stock Option may vest separate from the stock price targets only if the optionholder remains employed with the Company or its subsidiaries until February 4, 2011.

The option holders may only exercise one-third of their vested options on or after December 31, 2006, two-thirds of their vested options on or after December 31, 2007 and the remaining vested options on or after December 31, 2008, provided that they remain employed by the Company or its Subsidiaries on such dates. Option holders will continue to be able to exercise vested options that became exercisable during employment for a period of time after employment termination (other than for cause). The post employment termination period ranges from three months to three years depending on the circumstances of the option holder’s employment termination.

In addition to vesting and exercisability requirements, shares of ProQuest common stock received upon exercise of these Stock Options shall be subject to a holding period requirement, subject to exceptions that may be authorized by the Compensation Committee. An option holder may not sell more than fifty percent of the shares acquired upon option exercise while employed by the Company and its Subsidiaries. All shares of stock used to meet tax withholding obligations and to exercise the Stock Options shall not be prohibited and shall be disregarded for purposes of the holding period requirement. The holding period requirement shall lapse in connection with a change of control.

The following table outlines the stock price thresholds and the vesting schedule of the Stock Options. It also shows the stockholder value created at each target stock price as well as the percentage of value created that has been allocated to the senior executive management team in the form of Stock Options at the specified price targets.

Stock Price	Options Vested	Shareholder Value Created(1)	% of Created Value Earned by Executives(2)
$36.67	1,100,500	214,271,651	2.9%
$39.81	1,300,000	303,308,670	3.8%
$42.77	1,495,000	387,212,381	4.6%
$46.88	2,329,500	503,692,496	7.4%

(1)	Based on a constant 28,342,000 shares outstanding. To the extent that the number of outstanding shares increases, more stockholder value is created and the percentage of created value earned by the executives decreases.
(2)	Percentage of Created Value Earned by option holder if vesting is accelerated.

The following table sets forth the Stock Options granted under the long term incentive plan.

Name and Position	Number of Shares of Common Stock
Alan W. Aldworth Chief Executive Officer	1,118,000

Ronald D. Klausner President, Information and Learning	440,000

Andrew H. Wyszkowski President, ProQuest Business Solution	260,000

Todd W. Buchardt Senior Vice President, General Counsel and Secretary	170,500

Kevin G. Gregory Senior Vice President, Chief Financial Officer	170,500

Linda Longo-Kazanova Senior Vice President, Human Resources and Business Optimization	170,500

Amendment of the Plan.

Except as may be required for compliance with Rule 16b-3 under the Exchange Act and Section 162(m), the Board or the Committee has the right and power to amend the Plan, provided, however, that neither the Board nor the Committee may amend the Plan in a manner which would impair or adversely affect the rights of the holder of a benefit without the holder’s consent. The Company must obtain stockholder approval if the amendment increases the number of shares reserved under the Plan, if the amendment increases the maximum amount of shares that may be subject to awards to a Participant in a year or if the Code or any other applicable statute, rule or regulation, including, but not limited to, those of any securities exchange, requires stockholder approval with respect to the Plan or the amendment.

Committee’s Right to Modify Benefits.

Any benefit granted may be converted, modified, forfeited, or canceled, in whole or in part, by the Committee if and to the extent permitted in the Plan, or applicable agreement entered into in connection with a grant or with the consent of the Participant to whom such Benefit was granted. If any amounts payable under the Plan are deemed to be excess parachute payments within the meaning of Section 280G(b)(1) of the Internal Revenue Code, then the Committee may authorize the Company to reimburse a Participant an amount equal to the excise taxes imposed on the Participant (after excluding federal, state and local tax, imposed on the Participant). Neither the Board nor the Committee may cancel any outstanding stock option for the purpose of reissuing the option to the Participant at a lower exercise price, or reduce the option price of an outstanding option.

Proposed Amendment To Provisions On Adjustments.

The number and class of shares available under the Plan and the terms of outstanding awards may be adjusted by the Committee to prevent dilution or enlargement of rights in the event of various changes in the capitalization of the Company. The proposed amendment clarifies that the Committee shall, as it deems appropriate and equitable, have the right to (1) proportionately adjust the number and types of shares of Common Stock (or other securities), exercise price, or performance standards of any or all benefits and (2) make provision for a cash payment or for substitution or exchange of any or all benefits, in connection with any extraordinary dividend or distribution, reclassification, recapitalization, stock split, reverse stock split, reorganization, merger, combination, consolidation, split-up, spin-off, combination, repurchase or exchange of Common Stock or securities of the Company, or similar, unusual or extraordinary corporate transaction or a sale of substantially all of the assets of the Company.

Federal Tax Treatment.

Under current law, a participant who is granted a nonqualified stock option will not have taxable income at the time of grant but will have taxable income at the time of exercise equal to the difference between the exercise price of the shares and the market value of the shares on the date of exercise. The Company is entitled to a tax deduction for the same amount so long as the nonqualified stock option is considered performance-based compensation under Section 162(m) of the Code.

Limitation on the Company’s Deduction.

Under Section 162(m) of the Code, the Company may not deduct otherwise deductible compensation paid to “Covered Employees” (i.e., generally, the Chief Executive Officer and the four highest compensated officers of the Company) to the extent that such compensation exceeds $1 million. An exception applies, however, for performance-based compensation if the terms under which such compensation is paid are approved by the Company’s stockholders and certain other requirements are satisfied. Although ProQuest intends that stock option awards under the Plan will satisfy the requirements to be considered performance-based compensation for purposes of Section 162(m) of the Code, there is no assurance such awards will satisfy such requirements, and, accordingly, Section 162(m) of the Code may limit the amount of deductions otherwise available to the Company (as described above) with respect to awards to “Covered Employees” under the Plan. The inclusion of the limits on individual stock option awards discussed above is intended to satisfy the requirements of Section 162(m) by establishing a maximum number of shares that may be represented by awards granted to any employee.

Effect of Approval of the Proposed Amendments.

Approval by the stockholders of the proposed amendments will permit the Committee to implement the long term incentive plan for the senior executive team. If the proposed amendments and the grant of Stock Options are not approved, the Stock Options made in February to senior executive officers will be cancelled.

Approval of the Proposed Amendments.

The affirmative vote of holders of a majority of the shares represented and entitled to vote at the meeting is required for approval of the amendment to the Plan and the grant of the Stock Options. Abstentions will count as a vote against the proposal, but broker non-votes and votes withheld will have no effect on the vote.

The Board recommends a vote “FOR” this Proposal.

SHAREHOLDER PROPOSALS FOR 2005

Under the rules of the Securities and Exchange Commission, shareholder proposals submitted for ProQuest’s 2004 Proxy Statement must be received by ProQuest no later than the close of business on December 19, 2004, to be considered. Proposals should be addressed to Todd W. Buchardt, Senior Vice President, General Counsel and Secretary at ProQuest Company, 300 N. Zeeb Road, Ann Arbor, Michigan, 48103. For a shareholder to bring other business before the Annual Meeting, but not have it included in the proxy statement, timely notice must be submitted in writing, delivered or mailed by first-class mail, postage prepaid, to the office of the Company set forth in the preceding sentence no later than March 4, 2005. The notice must identify the proposing shareholder and his/her address and contain a description of the proposed business and such other information as would be required to determine the appropriateness of including the proposal in the proxy statement.

VOTING

VOTING SECURITIES

Shareholders of record at the close of business on March 31, 2004 will be eligible to vote at the meeting. The voting securities of ProQuest consist of its common stock, of which 28,466,769 were outstanding on March 31, 2004. Each share outstanding on the record date will be entitled to one vote.

Individual votes of shareholders are kept private, except as appropriate to meet legal requirements. Access to proxies and other individual share owner voting records is limited to the Independent Inspectors of Election (Bank Boston, c/o Boston EquiServe, L.P.) and certain employees of ProQuest and its agents who must acknowledge in writing their responsibility to comply with this policy of confidentiality.

VOTE REQUIRED FOR APPROVAL

The nominees for director receiving a plurality of the votes cast at the meeting in person or by proxy shall be elected. All other matters which may be presented at the meeting require the favorable vote of a majority of shares represented and voted at the meeting for approval. Withholding votes and broker non-votes will not be treated as votes cast. Therefore, withholding, will have no effect on the outcome of the election of directors but abstention will have the effect of a vote against all other proposals to be voted on at the meeting. Broker non-votes will have no effect on any vote at the meeting.

MANNER FOR VOTING PROXIES

The shares represented by all valid proxies received will be voted in the manner specified on the proxies. Where specific choices are not indicated, the shares represented by all valid proxies received will be voted “for” the nominees for director named earlier in this Proxy Statement.

Although the Board knows of no matter other than the election of directors which may be presented at the meeting, should any other matter need to be acted upon at the meeting the persons named on the proxy card will vote in accordance with their judgement.

VOTING ON THE INTERNET OR VIA TELEPHONE

Again this year, registered holders (i.e., those stockholders who hold stock in their own names and whose shares are not held by a broker in a “street name” on their behalf, or whose shares are not held under the ProQuest Associate Stock Purchase Plan) will be able to vote their proxies over the Internet or by telephone. Specific Instructions for Voting on the Internet or by telephone are included on the Proxy Card.

APPENDIX A

PROQUEST COMPANY

Charter of the Audit Committee of the Board of Directors

I.	Audit Committee Purpose

The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee’s primary duties and responsibilities are to:

•	Oversee the Company’s accounting and financial reporting process and systems of internal controls regarding finance, accounting and legal compliance.

•	Provide direct oversight of the Company’s internal audit function.

•	Monitor the independence and performance of the Company’s independent auditors.

•	Provide an avenue of communication among the independent auditors, management and the Board of Directors.

The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company’s expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II.	Audit Committee Responsibilities and Duties

Review Procedures

1.	Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval.

2.	Review with management and the independent auditors the Company’s annual audited financial results prior to filing Form 10K. Review will include discussion of significant issues regarding accounting principles, practices and judgements, critical accounting policies and Management Discussion and Analysis.

Discuss with the independent auditors certain matters required to be communicated to the audit committee such as:

•	The auditor’s responsibility under Generally Accepted Auditing Standards (GAAS);

•	All critical accounting policies and practices to be used;

•	Alternative treatments of financial information within Generally Accepted Accounting Principles (GAAP) that have been discussed with management and the ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent audit firm;

•	Management judgements, accounting estimates and materiality standards;

•	Significant audit adjustments;

•	Other information in documents containing audited financial statements and scope/level of disclosures;

•	Disagreement with management – including accounting principles, scope of audit, disclosures;

•	Consultation with other accountants by management;

•	Major issues discussed with management; and

•	Difficulties encountered in performing the audit.

3.	Review with management and the independent auditors the Company’s quarterly financial results prior to filing Form 10Q. Discuss any significant changes to the Company’s accounting principles and any items required to be communicated by the independent auditors. The Chair of the Committee may represent the entire Audit Committee for purposes of this review.

4.	In consultation with management and the independent auditors, assess the integrity of the Company’s financial reporting process and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. Review significant findings prepared by the independent auditors together with management’s responses.

Independent Auditors

1.	The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall be solely responsible for the appointment and removal of the independent auditors. The Audit Committee shall review the independence and performance of the auditors, and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant. The Audit Committee shall also ensure proper audit partner rotation.

2.	Review the independent auditors audit plan – discuss scope, staffing, locations, reliance upon management and general audit approach.

3.	Prior approval of all audit and non-audit services to be performed by the independent auditors and to be paid to the independent auditors.

4.	On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors’ independence.

Other Audit Committee Responsibilities

1.	Review with management, the internal audit function, organization, responsibilities, plans, results, budget and staffing.

2.	Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company’s annual proxy statement.

3.	Perform any other activities consistent with the Charter, the Company’s By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

4.	Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

5.	Establish, review and update periodically a Code of Ethical Conduct and ensure that management has established a system to enforce this Code.

6.	Annually evaluate the Committee’s performance and charter.

III.	Audit Committee Composition

The Audit Committee of the Board of Directors of ProQuest Company shall consist of at least three directors. Members of the Committee shall be appointed by the Board of Directors upon the recommendation of the Nominating and Governance Committee and may be removed by the Board of Directors in its discretion. All members of the Committee shall be independent directors under the standard proposed by the New York Stock Exchange, and shall also satisfy the New York Stock Exchange’s independence requirement for members of the Audit Committee. All members shall have sufficient financial experience and ability to enable them to discharge their responsibilities and at least one member shall be a financial expert. The Chairman of the Audit Committee shall be appointed by the Board of Directors.

PROQUEST COMPANY

Charter of the Compensation Committee of the Board of Directors

The Compensation Committee (the “Committee”) will recommend, review and approve ProQuest Company compensation policies and programs as well as individual executive compensation to retain and attract associates who are needed for ensuring the competitiveness and long-term success of the business and will perform such other tasks as may be delegated to it by the Board of Directors.

The Committee shall consist of at least three independent members of the Board of Directors. The Board will designate one member of the Committee as its chairperson. In the event of a tie vote on any issue, the chairperson’s vote shall decide the issue. The Committee shall meet at least two times a year and may from time to time seek outside expert advice to support its recommendations and decisions.

The Committee has the following duties:

•	To recommend, review, approve and establish performance criteria for compensation policies and programs;

•	To review and approve CEO compensation and set performance criteria for compensation;

•	To advise the Board of Directors on changes in Board compensation;

•	To monitor the Company’s management resources, structure, succession planning, development and selection process and the performance of key executives;

•	Approve and administer the Company’s 2003 Strategic Performance Plan and all other plans designed to provide compensation primarily for officers of the Company;

•	To produce an annual report of the Committee on executive compensation for the Company’s annual Proxy Statement;

•	To review and approve the remuneration proposals for executive compensation;

•	To inform the Board of Directors about policies and programs as well as statistical comparisons of compensation levels with key competitors and market data; and

•	To annually evaluate the Committee’s performance and charter.

PROQUEST COMPANY

CHARTER OF THE NOMINATING AND GOVERNANCE COMMITTEE OF THE

BOARD OF DIRECTORS

I.	Director Nomination: The Committee will assist the Board in its composition in accordance with relevant law and NYSE listing rules. The Committee will:

•	Lead the search for and identify individuals qualified to become members of the Board of Directors;

•	Develop and periodically review the qualifications profile for directors;

•	Recommend to the Board of Directors nominees for the next annual meeting of Shareholders;

•	Make recommendations regarding director orientation, continuing education and compensation;

•	Consider management recommendations regarding the appropriate consultant to retain, if any, and the terms, conditions and fees for services; and

•	Authorize management to enter into a contract with the consultant based on terms and conditions approved by the Committee.

II.	Corporate Governance Guidelines: The Committee will:

•	Consist of at least three independent members of the Board of Directors. The Board will designate one member of the Committee as its chairperson. In the event of a tie vote on any issue, the chairperson’s vote shall decide the issue.

•	Meet at least two times a year and may from time to time seek outside expert advice to support its recommendations and decisions.

•	Develop and recommend to the Board of Directors for its approval a set of corporate governance guidelines. The Committee shall review the guidelines on an annual basis, or more frequently if appropriate, and recommend changes as necessary;

•	Develop and recommend to the Board of Directors for its approval an annual self-evaluation process of the Board and its committees. The Committee shall oversee the annual self-evaluation.

III.	Committee Performance: The Committee will annually review its performance in accordance with relevant law and NYSE listing rules.

IV.	Committee Resources and Evaluation: The Committee shall have the authority to retain any search firm or consultant engaged to assist in identifying director candidates, and to retain outside counsel and any other advisors as the Committee may deem appropriate in its sole discretion.

•	The Committee shall have sole authority to approve related fees and retention terms.

•	The Committee shall report its actions and recommendations to the Board after each committee meeting and shall conduct and present to the Board any annual performance evaluation of the Committee.

•	The Committee shall review at least annually the adequacy of this charter and recommend any proposed changes to the Board for approval.

APPENDIX B

2003 PROQUEST STRATEGIC PERFORMANCE PLAN

ARTICLE I

PURPOSE

1.1 Purpose. The purposes of the 2003 ProQuest Strategic Performance Plan (the “Plan”) are (i) to encourage outstanding individuals to accept or continue employment with ProQuest Company (the “Company”) and its Subsidiaries or to serve as directors of the Company, (ii) to furnish maximum incentive to those persons to improve operations and increase profits and (iii) to strengthen the mutuality of interest between those persons and the Company’s stockholders by providing them stock options and other stock and cash incentives.

ARTICLE II

DEFINITIONS

2.1 “Board” shall mean the Board of Directors of the Company.

2.2 “Code” shall mean the Internal Revenue Code of 1986, as amended, or any successor legislation.

2.3 “Committee” shall mean the Committee as defined in Section 3.1 hereof.

2.4 “Common Stock” shall mean the Common Stock (without par value) of the Company.

2.5 “Disability” shall mean a disability qualifying the participant to receive benefits under the Company’s or a Subsidiary’s long-term disability plan. Disability shall be deemed to occur on the date benefit payments begin.

2.6 “Fair Market Value” unless otherwise required by any applicable provision of the Code, or any regulations issued hereunder, shall mean as of any date the closing price of the Common Stock on the New York Stock Exchange Composite Transaction List as reported in the Wall Street Journal, Midwest Edition for such day or if the Common Stock was not traded on such day, then the next preceding day on which the Common Stock was traded.

2.7 “Incentive Stock Option” shall mean any stock option awarded under the Plan intended to be, and designated as, an incentive stock option within the meaning of Section 422 of the Code or any successor provision.

2.8 “Nonqualified Stock Option” shall mean any stock option awarded under the Plan that is not an Incentive Stock Option.

2.9 “Retirement” shall mean any termination of employment by an employee (other than by death or Disability) who is at least 55 years of age after at least 7 years of employment by the Company and/or a Subsidiary; or as otherwise determined by the Committee in its sole discretion.

2.10 “Subsidiary” shall mean any corporation (or partnership, joint venture or other enterprise) (i) of which the Company owns or controls, directly or indirectly, 50% or more of the outstanding shares of stock normally entitled to vote for the election of Directors (or comparable equity participations and voting power) or (ii) which the Company controls by contract or other means. “Control” means the power to direct or cause the direction of the management and policies of a corporation, partnership, joint venture or other enterprise.

2.11 “Termination of Employment” shall mean the termination of a participant’s employment with the Company or any Subsidiary. A Termination of Employment of a participant employed by a Subsidiary shall also be deemed to occur if the Subsidiary ceases to be a Subsidiary and the participant does not immediately thereafter become an employee of the Company or another Subsidiary.

2.12 “Transfer” shall mean anticipation, alienation, attachment, sale, assignment, pledge, encumbrance, charge or other disposition; and the terms “Transferred” or “Transferable” shall have corresponding meanings.

ARTICLE III

ADMINISTRATION

3.1 The Committee. The Plan shall be administered by a committee (“Committee”) consisting of two or more directors of the Company appointed by the Board to satisfy such requirements as:

(a) the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16-3 or its successor under the Securities Exchange Act of 1934 (the “1934 Act”);

(b) the New York Stock Exchange may establish pursuant to its rule-making authority; and

(c) the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under Section 162(m) of the Internal Revenue Code of 1986, as amended.

The initial Committee shall be the Compensation Committee of the Board.

The Board may also appoint a second committee comprised of one or more directors of the Company who need not satisfy the requirements set forth above to administer the Plan with respect to participants who are not considered officers or directors of the Company under Section 16 of the 1934 Act. The Committee may also authorize the Chief Executive Officer of the Company to select employees to participate in the Plan and to determine the number of option shares and other rights to be granted to such participants who are not considered officers under Section 16 of the 1934 Act. Any reference in the Plan to the Committee shall include the second committee or the Chief Executive Officer in the context of awards to such participants.

3.2 Authority. The Committee shall have full power to select key employees to whom awards are granted; to determine the size and types of awards and their terms and conditions; to construe and interpret the Plan; to establish and amend the rules for the Plan administration; and to make all other determinations which may be necessary or advisable for the administration of the Plan. All determinations of the Committee shall be final and conclusive on all persons, including the Company, its stockholders and participants, and their estates and beneficiaries.

ARTICLE IV

PARTICIPANTS

4.1 Participants. Participants may consist of all employees of the Company and its Subsidiaries and all non-employee directors of the Company. Designation of a participant in any year shall not require the Committee to designate that person to receive a benefit in any other year or to receive the same type or amount of benefit as granted to the participant in any other year or as granted to any other participant in any year. The Committee shall consider all factors that it deems relevant in selecting participants and in determining the type and amount of their respective benefits.

ARTICLE V

RESERVED SHARES

5.1 Shares Available under the Plan. The number of shares of Common Stock available for awards under the Plan shall be the sum of the following amounts:

(a) 969,100 shares; which includes 931,400 shares reserved under the Company’s 1995 Stock Option Plan as amended, but not subject to existing options and 37,700 shares reserved under the Company’s Non-Employee Directors Plan as amended, but not subject to existing options;

(b) any shares of Common Stock subject to an award hereunder or under any prior stock incentive plan of the Company if there is a lapse, forfeiture, expiration or termination of any such award;

(c) the number of shares of Common Stock exchanged by an optionee as full or partial payment to the Company of the exercise price under any stock option exercised under the Plan or any prior stock incentive plan of the Company; and

(d) the number of shares of Common Stock retained by the Company pursuant to a Participant’s tax withholding election or exchanged by a participant to satisfy his or her tax withholding obligations as permitted by Section 11.5 hereof.

All of these shares may be either authorized but unissued or reacquired shares. Under the Plan, no participant may receive in any calendar year (i) Stock Options relating to more than 500,000 shares, (ii) Restricted Stock that is subject to the attainment of Performance Goals of Section 6.9 hereof relating to more than 500,000 shares, (iii) Stock Appreciation Rights relating to more than 500,000 shares, or (iv) Performance Shares relating to more than 200,000 shares. The shares reserved for issuance and the limitations set forth above shall be subject to adjustment in accordance with Section 8.1 hereof. All of the available shares may, but need not, be issued pursuant to the exercise of incentive stock options.

ARTICLE VI

TYPES OF BENEFITS

6.1 Types of Benefits. Benefits under the Plan shall consist of Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Stock, Performance Units, Annual Management Incentive Awards and Other Stock or Cash Awards, all as described below.

6.2 Stock Options. Stock options (“Stock Options”) may be granted to participants, at any time as determined by the Committee. The Committee shall determine the number of shares subject to each option and whether the option is an Incentive Stock Option. The option price for each option shall be determined by the Committee but shall not be less than 100% of the Fair Market Value of the Company’s Common Stock on the date the option is granted. Each option shall expire at such time as the Committee shall determine at the time of grant. Options shall be exercisable at such time and subject to such terms and conditions as the Committee shall determine; provided, however, that no option shall be exercisable later than the tenth anniversary of its grant. The option price, upon exercise of any option, shall be payable to the Company in full by:

(a) cash payment or its equivalent,

(b) tendering previously acquired shares (held for at least six months) having a fair market value at the time of exercise equal to the option price,

(c) certification of ownership of such previously acquired shares,

(d) delivery of a properly executed exercise notice, together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale proceeds from the option shares or loan proceeds to pay the exercise price and any withholding taxes due to the Company, provided, however, that the Company shall not be obligated to issue the Common Stock to the participant or to the broker until it has received payment of the exercise price; and

(e) such other methods of payment as the Committee, at its discretion, deems appropriate.

In no event shall the Committee cancel any outstanding Stock Option for the purpose of reissuing the option to the participant at a lower exercise price or reduce the option price of an outstanding option without stockholder approval.

6.3 Stock Appreciation Rights. Subject to the terms of the Plan, Stock Appreciation Rights (“SARs”) may be granted to participants at any time as determined by the Committee. An SAR may be granted in tandem with a Stock Option granted under this Plan or on a free-standing basis. The grant price of tandem SAR shall be equal to the option price of the related option. The grant price of a free-standing SAR shall be equal to the Fair Market Value of the Company’s Common Stock on the date of its grant. An SAR may be exercised upon such terms and conditions and for the term as the Committee in its sole discretion determines; provided, however, that the term shall not exceed the option term in the case of a tandem SAR or ten years in the case of a free standing SAR. Upon exercise of an SAR, the participant shall be entitled to receive payment from the Company in cash or stock, at the discretion of the Committee, in an amount determined by multiplying the excess of the Fair Market Value of a share of Common Stock on the date of exercise over the grant price of the SAR by the number of shares with respect to which the SAR is exercised.

6.4 Restricted Stock. Restricted Stock may be awarded or sold to participants under such terms and conditions as shall be established by the Committee. Restricted Stock shall be subject to such restrictions as the Committee determines, including, without limitation, any of the following:

(a) a prohibition against Transfer of the shares of Restricted Stock for a specified period; or

(b) a requirement that the holder of Restricted Stock forfeit (or in the case of shares sold to the participant resell to the Company at cost) such shares in the event of termination of employment during the period of restriction.

(c) vesting on the basis of the Performance Goals set forth in Section 6.9.

All restrictions shall expire at such times as the Committee shall specify.

6.5 Performance Stock. The Committee shall designate the participants to whom long-term performance stock (“Performance Stock”) is to be awarded and determine the number of shares, the length of the performance period and the other terms and conditions of each such award. Each award of Performance Stock shall entitle the participant to a payment in the form of shares of Common Stock upon the attainment of performance goals and other terms and conditions specified by the Committee. Notwithstanding satisfaction of any performance goals, the number of shares issued under a Performance Stock award may be adjusted by the Committee on the basis of such further consideration as the Committee in its sole discretion shall determine. However, the Committee may not, in any event, increase the number of shares earned upon satisfaction of any Performance Goals by any participant who is a Covered Employee (as defined in Section 162(m) of the Code). The Committee may, in its discretion, make a cash payment equal to the Fair Market Value of shares of Common Stock otherwise required to be issued to a participant pursuant to a Performance Stock award.

6.6 Performance Units. Subject to the terms of the Plan, the Committee shall designate the participants to whom long-term performance units (“Performance Units”) are to be awarded and determine the number of units and the terms and conditions of each such award. Each Performance Unit award shall entitle the participant to a payment in cash upon the attainment of Performance Goals and other terms and conditions specified by the Committee. Notwithstanding the satisfaction of any Performance Goals, the amount to be paid under a Performance Unit award may be adjusted by the Committee on the basis of such further consideration as the Committee in its sole discretion shall determine. However, the Committee may not, in any event, increase the amount earned under Performance Unit awards upon satisfaction of any performance goal by any participant who is a Covered Employee and the maximum amount earned under any such award by a Covered Employee in any calendar year may not exceed $1,000,000. The Committee may, in its discretion, substitute actual shares of Common Stock equal in Fair Market Value to the cash payment otherwise required to be made to a participant pursuant to a Performance Unit award.

6.7 Annual Management Bonuses. The Committee may award annual management incentive program bonuses to Participants upon achievement of such terms and conditions as the Committee determines appropriate. Annual management incentive bonuses shall consist of monetary payments earned in whole or in part if certain performance goals established for a specified fiscal year are achieved during that year.

Each year the Committee shall establish (a) the performance criteria and level of achievement related to these criteria upon which the amount of the award payment shall be based, (b) the timing of any payment earned by virtue of performance, (c) restrictions on the Transfer of the award prior to actual payment, (d) forfeiture provisions, and (e) such further terms and conditions, in each case not inconsistent with the Plan. The maximum amount payable to any Participant as an annual management incentive program award intended to satisfy the requirements for “performance-based compensation” under Code Section 162(m) shall not exceed $2,000,000.

The Committee shall establish the performance criteria and level of achievement related to the criteria upon which the amount of any award payment shall be based. Notwithstanding anything to the contrary herein, the performance criteria for any annual management incentive bonus that is intended by the Committee to satisfy the requirements for “performance-based compensation” under Code Section 162(m) shall be a measure based solely on one or more Performance Criteria (as defined in 6.9 below) selected by the Committee and specified within the first 90 days of the performance period. The Committee shall certify the extent to which the Performance Criteria have been satisfied, and the amount payable as a result thereof, prior to payment of any bonus that is intended by the Committee to satisfy the requirements for “performance-based compensation” under Code Section 162 (m).

6.8 Other Stock or Cash Awards. In addition to the incentives described in sections 6.2 through 6.7 above, the Committee may grant other incentives payable in cash or in Common Stock under the Plan as it determines to be in the best interests of the Company and subject to such other terms and conditions as it deems appropriate.

6.9 Performance Goals. Awards of Restricted Stock, Performance Stock, Performance Units and other incentives under the Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) of the Internal Revenue Code, including, but not limited to, cash flow; cost; ratio of debt to debt plus equity; profit before tax; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings per share; operating earnings; economic value added; ratio of operating earnings to capital spending; free cash flow; net profit; net sales; price of Company Stock; return on net assets, equity or stockholders’ equity; market share; or total return to stockholders (“Performance Criteria”). Any Performance Criteria may be used to measure the performance of the Company as a whole or any business unit of the Company. Any Performance Criteria may include or exclude Extraordinary Items. “Extraordinary Items” shall mean (i) extraordinary, unusual and/or non-recurring items of gain or loss, (ii) gains or losses on the disposition of a business, (iii) the impact of changes in tax or accounting regulations or laws, or (iv) the effect of a merger or acquisition.

Performance Criteria shall be calculated in accordance with the Company’s financial statements, generally accepted accounting principles, or under a methodology established by the Committee prior to the issuance of an award which is consistently applied and identified in the audited financial statements, including footnotes, or the Management Discussion and Analysis section of the Company’s annual report. However, the Committee may not in any event increase the amount of compensation payable to a Covered Employee upon the attainment of a Performance Goal.

6.10 Director Fees. A non-employee director may elect to receive his or her annual retainer payments and/or meeting fees from the Company in the form of Stock Options, Restricted Stock or Stock Units (as described in Section 11.6) or a combination thereof as determined by the Board. The number of shares of Stock Options, Restricted Stock or Stock Units to be granted to non-employee directors in lieu of annual retainers and meeting fees that would otherwise be paid in cash shall be calculated in a manner determined by the Board and shall be subject to such terms and conditions as shall be determined by the Board.

ARTICLE VII

CHANGE IN CONTROL

7.1 Change in Control. Except as otherwise determined by the Committee at the time of grant of an award, upon a Change in Control of the Company, all outstanding Stock Options and SARs shall become vested and exercisable; all restrictions on Restricted Stock shall lapse; all performance goals shall be deemed achieved at target levels and all other terms and conditions met; all Performance Stock shall be delivered; all Performance Units shall be paid out as promptly as practicable; all Annual Management Incentive Awards shall be paid out based on the consolidated operating earnings of the immediately preceding year or such other method of payment as may be determined by the Committee at the time of award or thereafter but prior to the Change in Control; and all Other Stock or Cash Awards shall be delivered or paid. A “Change in Control” shall mean:

A Change in Control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act whether or not the Company is then subject to such reporting requirement; provided that, without limitation, such a Change in Control shall be deemed to have occurred if:

(a) (i) any “person” or “group” (as such terms are used in Section 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities (other than the Company or any employee benefit plan of the Company; and, for purposes of the Plan, no Change in Control shall be deemed to have occurred as a result of the “beneficial ownership,” or changes therein, of the Company’s securities by either of the foregoing), and, (ii) individuals who, as of March 5, 2003, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election, by the stockholders of the Company was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the members of the Board, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the 1934 Act) shall be considered as though such person were a member of the Incumbent Board,

(b) there shall be consummated (i) any consolidation or merger of the Company pursuant to which shares of Common Stock would be converted into or exchanged for cash, securities or other property, other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have, directly or indirectly, at least a 50% ownership interest in the outstanding common stock of the surviving corporation immediately after the merger, or (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company other than any such transaction with entities in which the holders of the Company Common Stock, directly or indirectly, have at least a 50% ownership interest,

(c) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company, or

(d) as the result of, or in connection with, any cash tender offer, exchange offer, merger or other business combination, sale of assets, proxy or consent solicitation (other than by the Board), contested election or substantial stock accumulation (“Control Transaction”), the members of the Board immediately prior to the first public announcement relating to such Control Transaction shall thereafter cease to constitute a majority of the Board.

The Change in Control Consequences shall apply to any stock options or other awards under the Plan held by an employee of a Subsidiary if:

(a) any person or group becomes the beneficial owner, directly or indirectly of securities of the Subsidiary representing more than 50% of the combined voting power of the Subsidiary’s then outstanding securities;

(b) the Subsidiary is combined by merger, share exchange, consolidation or otherwise with another corporation and as a result of such combination, less than 50% of the outstanding securities of the surviving or resulting corporation are owned by the Company; or

(c) the Subsidiary sells, leases, or otherwise transfers all or substantially all of its properties or assets to an entity less than 50% of the outstanding securities of which are owned in aggregate by the Company.

ARTICLE VIII

ADJUSTMENT

8.1 Adjustment Provisions.

(a) If the Company shall at any time change the number of issued shares of Common Stock by stock dividend or stock split, the total number of shares reserved for issuance under the Plan, the maximum number of shares which may be made subject to an award in any calendar year, and the number of shares covered by each outstanding award and the price therefore, if any, shall be equitably adjusted by the Committee.

(b) Without affecting the number of shares reserved or available hereunder the Board or the Committee may authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate.

(c) In the event of any merger, consolidation or reorganization of the Company with or into another corporation, other than a merger, consolidation or reorganization which does not result in the outstanding Common Stock being converted into or exchanged for different securities, cash or other property, or any combination thereof, there shall be substituted, on an equitable basis as determined by the Committee in its discretion, for each share of Common Stock then subject to a benefit granted under the Plan, the number and kind of shares of stock, other securities, cash or other property to which holders of Common Stock of the Company will be entitled pursuant to the transaction.

If any amounts payable to a participant pursuant to the Plan are deemed to be “excess parachute payments” within the meaning of Section 280G(b)(1) of the Code, the Committee may authorize the Company to pay to such participant in addition to any amounts payable pursuant to the Plan an amount which — after all federal, state and local taxes imposed on the participant with respect to such amount are subtracted therefrom — is equal to the excise taxes imposed on such excess parachute payment pursuant to Section 4999 of the Code.

ARTICLE IX

NONTRANSFERABILITY

9.1 Nontransferability. Each benefit granted under the Plan shall not be Transferable otherwise than by will or the laws of descent and distribution and each Stock Option and SAR shall be exercisable during the participant’s lifetime only by the participant or, in the event of Disability, by the participant’s personal representative. In the event of the death of a participant, exercise of any benefit or payment with respect to any benefit shall be made only by or to the executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant’s rights under the benefit shall pass by will or the laws of descent and distribution. Notwithstanding the foregoing, at its discretion, the Committee may permit the Transfer of a Stock Option by the participant, subject to such terms and conditions as may be established by the Committee.

ARTICLE X

AMENDMENT AND TERMINATION

10.1 The terms and conditions applicable to any stock option or other award may be amended or modified by mutual agreement between the Company and the participant or such other persons as may then have an interest therein. The Board may amend the Plan from time to time or terminate the Plan at any time. However, no such action shall reduce the amount of any existing award or change the terms and conditions thereof without the participant’s consent. No amendment of the Plan shall be made without stockholder approval, if such amendment increases the number of shares of Common Stock reserved under the Plan or the maximum number of shares which may be subject to awards to any participant in any calendar year or if stockholder approval is otherwise required by law or regulation or stock exchange rule.

ARTICLE XI

GENERAL PROVISIONS

11.1 Successor. All obligations of the Company under the Plan, with respect to awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

11.2 Unfunded Status of Plan. This Plan is intended to be unfunded. With respect to any payments as to which a participant has a fixed and vested interest but which are not yet made to a participant by the Company, nothing contained herein shall give any such participant any rights that are greater than those of a general creditor of the Company.

11.3 No Right to Employment. Neither this Plan nor the grant of any award hereunder shall give any participant or other employee any right with respect to continuance of employment by the Company or any Subsidiary, nor shall there be a limitation in any way on the right of the Company or any Subsidiary by which an employee is employed to terminate his or her employment at any time.

11.4 No Assignment of Benefits. No award under the Plan shall, except as otherwise specifically provided hereunder or by law, be subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such benefit, nor shall it be subject to attachment or legal process for or against such person.

11.5 Taxes. The Company shall be entitled to withhold the amount of any tax attributable to any amounts payable or shares deliverable under the Plan after giving the person entitled to receive such payment or delivery notice as far in advance as practicable, and the Company may defer making payment or delivery as to any award if any such tax is payable until indemnified to its satisfaction. The Committee may, in its discretion and subject to such rules as it may adopt, permit a participant to pay all or a portion of any withholding taxes arising in connection with the exercise of a Nonqualified Stock Option or receipt of shares under any other Benefit, by electing to have the Company withhold shares having a Fair Market Value equal to the minimum amount required to be withheld.

11.6 Deferral Arrangements. The Committee, in its sole discretion, may permit a participant to have:

(a) amounts that otherwise would be paid to the participant as a result of the exercise or settlement of an award under the Plan credited to a deferred compensation account established for the participant by the Committee on the Company’s books of account;

(b) shares of Common Stock that would otherwise be delivered to the participant as a result of the exercise or settlement of an award under the Plan (i) converted into an equal number of Stock Units (as described below) or (ii) converted into amounts credited to a deferred compensation account established for the participant by the Committee on the Company’s books of account (such amounts to be determined by reference to the Fair Market Value of such shares as of the date upon which they would otherwise have been delivered to the participant); or

(c) shares of Common Stock held by a participant subject to restrictions transferred to the Company in exchange for an equal number of Stock Units subject to the same restrictions.

A deferred compensation account established hereunder may be credited with interest or other forms of investment return as determined by the Committee. A participant for whom such an account is established or to whom Stock Units are issued shall have no rights other than those of a general creditor of the Company and such account or Stock Units shall represent an unfunded and unsecured obligation of the Company subject to the terms and conditions of the applicable agreement between the participant and the Company.

Each Stock Unit shall represent an obligation of the Company to issue a share of Company Common Stock to the participant at an agreed-upon date in the future. Each Stock Unit shall be fully vested and carry with it the right to dividend equivalents. Such right will entitle the participant to be credited with an amount equal to any cash dividends the participant would have received had the participant owned a number of shares of common stock equal to the Stock Units.

11.7 Effect of Merger or Reorganization. In the event that the Company is a party to a merger or other reorganization, the impact of the merger or other reorganization on outstanding awards shall be determined by the agreement of merger or reorganization. Such agreement shall provide for (a) continuation of the outstanding awards; (b) assumption of the outstanding awards by the surviving corporation or its parent or subsidiary; (c) substitution by the surviving corporation or its parent or subsidiary of its own awards for the outstanding awards; (d) full exerciseability or vesting and accelerated expiration of the outstanding awards; or (e) settlement of the intrinsic value of the outstanding awards in cash or cash equivalents in connection with the cancellation of such awards. Such agreement shall not be required to treat all awards or all participants in the same manner.

11.8 Governing Law. The Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Delaware (without regard to applicable Delaware principles of conflict of laws).

ARTICLE XII

EFFECTIVE DATE AND STOCKHOLDER APPROVAL

The Plan was adopted by the Board of Directors on March 5th, 2003, subject to stockholder approval. The Plan and any benefits granted thereunder shall be null and void if stockholder approval is not obtained at the next annual meeting of stockholders.

SOLICITATION OF PROXIES

Proxies may be solicited on behalf of the Board of Directors by mail, telephone, telegraph, or in person, and solicitation costs will be paid by ProQuest. Copies of proxy material and of the 2003 Annual Report containing our Form 10-K for 2003 will be supplied to brokers, dealers, banks, and voting trustees, or their nominees, for the purpose of soliciting proxies from beneficial owners.

ADVANCE REGISTRATION FORM

Annual Meeting of Shareholders

8:00 a.m.

May 26, 2004

ProQuest Company,

300 N. Zeeb Road, Ann Arbor, Michigan

CUT AT DOTTED LINE

ADVANCE REGISTRATION FORM

Please send your completed and signed proxy form in the enclosed envelope. Include this Advance Registration Form in the envelope if you plan to attend the Annual Meeting of Shareholders on May 26, 2004.

Attendance at the Annual Meeting is limited to ProQuest Company shareholders or their named representative. We reserve the right to limit the number of representatives who may attend the Annual Meeting.

(PLEASE PRINT)

Shareholder:

Name:

Address:

(Admission card will be available at the Annual Meeting)

YOUR PROXY CARD IS ATTACHED BELOW

Please read and follow the instructions

carefully and detach and return your

completed proxy card in the enclosed

postage-paid envelope.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

PROXY

PROQUEST COMPANY

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF SHAREHOLDERS MAY 26, 2004

The undersigned hereby constitutes and appoints David G. Brown and Gary L. Roubos, and each of them jointly and severally, proxies, with full power of substitution to vote all shares of Common Stock which the undersigned is entitled to vote at the Annual Meeting of Shareholders of ProQuest Company (the “Company”) to be held on May 26, 2004, at the headquarters of ProQuest Company, 300 N. Zeeb Road, Ann Arbor, Michigan.

The undersigned acknowledges the receipt of Notice of the aforesaid Annual Meeting and Proxy Statement, each dated April 19, 2004, grants authority to any of said proxies, or their substitutes, to act in the absence of others, with all the powers which the undersigned would possess if personally present at such meeting, and hereby ratifies and confirms all that said proxies, or their substitutes, may lawfully do in the undersigned’s name, place and stead. The undersigned instructs said proxies, or either of them, to vote as set forth on the reverse side.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

PROQUEST COMPANY

C/O EQUISERVE TRUST COMPANY, N.A.

P.O. BOX 8694

EDISON, NJ 08818-8694

Your vote is important. Please vote immediately.

Vote-by-Internet	OR	Vote-by-Telephone Call toll-free 1-877-PRX-VOTE (1-877-779-8683)
Log on to the Internet and go to http://www.proquestcompany.com

If you vote over the Internet or by telephone, please do not mail your card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

ZPQUC1
☒	Please mark votes as in this example.	#PQU

ALL PROXIES SIGNED AND RETURNED WILL BE VOTED OR NOT VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS, BUT THOSE WITH NO CHOICE SPECIFIED WILL BE VOTED “FOR” EACH OF THE NOMINEES FOR DIRECTOR NAMED BELOW.

1.	Election of Directors.							FOR	AGAINST	ABSTAIN
Nominees: (01) David Bonderman, (02) David G. Brown, (03) Alan W. Aldworth, (04) William E. Oberndorf, (05) James P. Roemer, (06) Gary L. Roubos, (07) Todd S. Nelson, (08) Linda G. Roberts and (09) William J. White.						2.	Proposal to approve amendments to ProQuest Company’s 2003 Strategic Performance Plan.	☐	☐	☐

		FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES	3.	On all other matters which may properly come before the meeting or any adjournment thereof.

	☐	For all nominee(s) except as written above
						MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT				☐

No Postage Required If This Proxy Is Returned In The Enclosed Envelope And Mailed In The United States.

Please sign exactly as name appears hereon. Joint owners should each sign. Persons signing in a representative or fiduciary capacity should add their titles.

Please sign below, date and return promptly.

Signature:	Date:	Signature:	Date: